                                                                                                             Exhibit 10.3
NINTH AMENDMENT TO FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This NINTH AMENDMENT TO FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 15, 2021, is entered into by and among the following parties:
(i)FLEETCOR FUNDING LLC, as Seller (the “Seller”);
(ii)FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer (the “Servicer”);
(iii)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser, as the sole Swingline Purchaser and as the Purchaser Agent for its Purchaser Group;
(iv)WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(v)REGIONS BANK (“Regions”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(vi)MUFG BANK, LTD. (“MUFG”), as a Committed Purchaser and as the Purchaser Agent for its and Victory’s Purchaser Group;
(vii)VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit Purchaser for MUFG’s Purchaser Group;
(viii)MIZUHO BANK, LTD. (“Mizuho”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(ix)THE TORONTO-DOMINION BANK (“TD Bank”), as a Committed Purchaser and as the Purchaser Agent for its and Reliant Trust’s Purchaser Group;
(x)RELIANT TRUST (“Reliant Trust”), as a Conduit Purchaser for TD Bank’s Purchaser Group;
(xi)THE BANK OF NOVA SCOTIA (“Scotia”), as a Committed Purchaser and as the Purchaser Agent for its and Liberty Street’s Purchaser Group;
(xii)LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for Scotia’s Purchaser Group; and
(xiii)PNC BANK, NATIONAL ASSOCIATION, as Administrator
(in such capacity, the “Administrator”).
BACKGROUND
A.    The parties hereto are parties to that certain Fifth Amended and Restated Receivables Purchase Agreement dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase

Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.
B.    The Seller, as buyer, and each of the Persons listed as an “Originator” on Schedule I thereto (each, an “Originator” and collectively, the “Originators”) have entered into that certain Amended and Restated Purchase and Sale Agreement dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Purchase and Sale Agreement”).
C.    Concurrently herewith, the Seller, as buyer, the Servicer, and each of the Originators are entering into that certain Amendment No. 3 to the Purchase and Sale Agreement (the “PSA Amendment”).
D.    Concurrently herewith, the parties hereto are entering into that certain Amended and Restated Fee Letter in connection herewith (the “Amended Fee Letter”, and together with the PSA Amendment, collectively, the “Related Agreements”).
E.    The parties hereto desire to amend the Receivables Purchase Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.
SECTION 1.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.
SECTION 2.Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to each of the Administrator, each Purchaser and each Purchaser Agent as follows as of the date hereof:
(a)the representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);
(b)no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event, and the Facility Termination Date has not occurred;
(c)the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment, the Related Agreements and the Receivables Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part; and

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(d)this Amendment, the Related Agreements and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
SECTION 3.Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 4.Effectiveness. This Amendment shall be effective as of the date hereof and upon satisfaction of the following conditions precedent:
(a)the Administrator’s receipt of counterparts of this Amendment, duly executed by each of the parties hereto;
(b)the Administrator’s receipt of counterparts of the Related Agreements, duly executed by each of the parties thereto;
(c)the Administrator’s receipt of evidence of payment of the Upfront Fee (as defined in the Fee Letter) to each of the Purchaser Agents;
(d)the Administrator’s receipt of an opinion of counsel for the Seller and Servicer, addressed to each Purchaser, as to due authorization, enforceability, no-conflicts with applicable law and other material agreements and other customary matters, in form and substance satisfactory to the Administrator; and
(e)the Administrator’s receipt of such other agreements, documents, opinions, and instruments as the Administrator shall request.
SECTION 5.Miscellaneous. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 6.Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 51402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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SECTION 7.Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Receivables Purchase Agreement.
SECTION 8.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[Signatures begin on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
FLEETCOR FUNDING LLC, as Seller

By:    /s/ Steve Pisciotta
Name:    Steve Pisciotta
Title:    Treasurer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer
By:    /s/ Steve Pisciotta
Name:    Steve Pisciotta
Title:    Treasurer

S-1    Ninth Amendment to Fifth Amended and
                                    Restated Receivables Purchase
                                    Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Imad Naja
Name:    Imad Naja
Title:    Senior Vice President

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Dale Abernathy
Name:    Dale Abernathy
Title: Director

REGIONS BANK, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Kathy Myers
Name:    Kathy Myers
Title: Managing Director

MUFG BANK, LTD., as a Committed Purchaser

By: /s/ Eric Williams
Name:    Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser for MUFG Bank, Ltd.’s Purchaser Group

By: /s/ Keith J. Corrigan
Name:    Keith J. Corrigan
Title: Vice President

MUFG BANK, LTD., as Purchaser Agent for its and Victory Receivables Corporation’s Purchaser Group
S-2    Ninth Amendment to Fifth Amended and
                                    Restated Receivables Purchase
                                    Agreement

By: /s/ Eric Williams
Name:    Eric Williams
Title: Managing Director

MIZUHO BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Richard A. Burke
Name:    Richard A. Burke
Title: Managing Director

THE TORONTO-DOMINION BANK, as a Committed Purchaser

By: /s/ Luna Mills
Name:    Luna Mills
Title: Managing Director

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK, as a Conduit Purchaser for The Toronto-Domino Bank’s Purchaser Group

By: /s/ Luna Mills
Name:    Luna Mills
Title: Managing Director

THE TORONTO-DOMINION BANK, as Purchaser Agent for its and Reliant Trust’s Purchaser Group

By: /s/ Luna Mills
Name:    Luna Mills
Title: Managing Director

S-3    Ninth Amendment to Fifth Amended and
                                    Restated Receivables Purchase
                                    Agreement

THE BANK OF NOVA SCOTIA, as a Committed Purchaser

By: /s/ Doug Noe
Name:    Doug Noe
Title: Managing Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for The Bank of Nova Scotia’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name:    Kevin J. Corrigan
Title: Vice President

THE BANK OF NOVA SCOTIA, as Purchaser Agent for its and Liberty Street Funding LLC’s Purchaser Group

By: /s/ Doug Noe
Name:    Doug Noe
Title: Managing Director

S-4    Ninth Amendment to Fifth Amended and
                                    Restated Receivables Purchase
                                    Agreement

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By: /s/ Imad Naja
Name:    Imad Naja
Title: Senior Vice President
S-5    Ninth Amendment to Fifth Amended and
                                    Restated Receivables Purchase
                                    Agreement

EXHIBIT A TO NINTH AMENDMENT, DATED SEPTEMBER 15, 2021

Conformed to incorporate the changes made by:
First Amendment, dated November 5, 2015
Second Amendment, dated December 1, 2015
Third Amendment, dated November 14, 2017
Fourth Amendment, dated August 30, 2018
Fifth Amendment, dated December 19, 2018
Sixth Amendment, dated February 8, 2019
Seventh Amendment, dated November 13, 2020
Eighth Amendment, dated March 29, 2021

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
FIFTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
Dated as of November 14, 2014
among
FLEETCOR FUNDING LLC,
as Seller
FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC,
as Servicer
THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO,
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrator and Swingline Purchaser

ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASES

ARTICLE II
REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS
Section 2.1    Representations and Warranties; Covenants..........................29
Section 2.2    Termination Events................................................................29
ARTICLE III
INDEMNIFICATION
Section 3.1    Indemnities by the Seller.......................................................29
Section 3.2    Indemnities by the Servicer...................................................31
ARTICLE IV
ADMINISTRATION AND COLLECTIONS

ARTICLE V
THE AGENTS

Section 5.6    Non-Reliance on Administrator, Purchaser Agents and

ARTICLE VI
MISCELLANEOUS

Section 6.9    Survival of Termination........................................................…..51

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EXHIBIT I    Definitions
EXHIBIT II    Conditions Precedent to Effectiveness and Purchases
EXHIBIT III    Representations and Warranties
EXHIBIT IV    Covenants
EXHIBIT V    Termination Events
SCHEDULE I    Credit and Collection Policy
SCHEDULE II    Collection Account Banks and Lock-Box
SCHEDULE III    Trade Names
SCHEDULE IV    Actions and Proceedings
SCHEDULE V    Purchaser Groups and Commitments
SCHEDULE VI    Addresses
SCHEDULE VII    Excluded Obligors
ANNEX A        Form of Monthly Information Package
ANNEX B-1        Form of Purchase Notice
ANNEX B-2        Form of Swingline Purchase Notice
ANNEX C        Form of Assumption Agreement
ANNEX D        Form of Transfer Supplement
ANNEX E        Form of Weekly Information Package
ANNEX F        Form of Paydown Notice
ANNEX G        Form of No Proceedings Letter Agreement
ANNEX H        Form of Excluded Obligor Request

743517908 04351262

This FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of November 14, 2014 by and among the following parties:
(i)FLEETCOR FUNDING LLC, a Delaware limited liability company, as seller (the “Seller”);
(ii)FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, a Georgia limited liability company (“FleetCor”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”);
(iii)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser, as the sole Swingline Purchaser, as the Purchaser Agent for its Purchaser Group and as the Administrator;
(iv)WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(v)REGIONS BANK (“Regions”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(vi)MUFG BANK, LTD. (“MUFG”), as a Committed Purchaser and as the Purchaser Agent for its and Victory’s Purchaser Group;
(vii)VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit Purchaser for MUFG’s Purchaser Group;
(viii)MIZUHO BANK, LTD. (“Mizuho”), as a Committed Purchaser; and
(ix)THE VARIOUS OTHER PURCHASERS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO.
Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.
PRELIMINARY STATEMENTS
On the terms and subject to the conditions set forth herein, (i) the Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, (ii) the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (iii) the Servicer desires to service and administer such receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
AMENDMENT AND RESTATEMENT; JOINDER OF PARTIES; REBALANCING
(b)Amendment and Restatement. This Agreement amends and restates in its entirety, as of the Closing Date, the Fourth Amended and Restated Receivables Purchase Agreement, dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the Seller, the Servicer, the Administrator, PNC, Atlantic Asset Securitization LLC, Credit Agricole Corporate and Investment Bank and Wells. Notwithstanding the amendment and restatement of the Original

743517908 04351262

Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement, (ii) the security interest created under the Original Agreement in favor of the Administrator shall remain in full force and effect under this Agreement and (iii) all Capital and Discount outstanding or owing under the Original Agreement shall be and constitute Capital and Discount outstanding or owing under this Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.
(c)Joinder of Parties. Effective as of the date hereof, (i) Victory hereby becomes a party to this Agreement as a Conduit Purchaser hereunder with all the rights, interests, duties and obligations of a Conduit Purchaser hereunder, (ii) each of Regions and MUFG hereby becomes a party to this Agreement as a Committed Purchaser hereunder with all the rights, interests, duties and obligations of a Committed Purchaser hereunder, (iii) Regions, as a Committed Purchaser, shall constitute the sole member of a new Purchaser Group, which does not initially include a Conduit Purchaser, and Regions hereby appoints itself as the Purchaser Agent for such Purchaser Group, (iv) MUFG, as a Committed Purchaser and Victory, as its related Conduit Purchaser, shall constitute the members of a new Purchaser Group, and MUFG and Victory hereby appoint MUFG as the Purchaser Agent for such Purchaser Group, (v) [reserved], and (vi) each of each of Regions and MUFG hereby becomes a party to this Agreement as a Purchaser Agent hereunder with all the rights, interests, duties and obligations of a Purchaser Agent hereunder.
(d)Initial Purchases; Rebalancing. Concurrently herewith, the Seller is requesting that the Purchasers fund a new Purchase on the Closing Date pursuant to a Purchase Notice delivered in accordance with Section 1.2(a); provided, however, that such Purchase Notice may be delivered on the Closing Date, rather than on the Business Day preceding the Closing Date. Such Purchase Notice provides that each Purchaser Group will fund a non-ratable portion of the aggregate Purchase such that, after giving effect to such Purchase, each Purchaser Group’s outstanding Capital will be equal to its Ratable Share of the Aggregate Capital.
(e)Certain Consents. The parties hereto hereby consent to the joinder of Regions, Victory and MUFG as parties hereto on the terms set forth in clause (b) above, to the non-ratable funding of the foregoing initial Purchase on the terms set forth in clause (c) above, in each case, as set forth above on a one-time basis.
ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES
SECTION 1.Purchase Facility.

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(a)On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, request that (i) the Swingline Purchaser make purchases from the Seller of, and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest pursuant to Section 1.2(c) (each such Purchase, a “Swingline Purchase”), and/or (ii) the Purchasers ratably make purchases from the Seller of, and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest. Each purchase requested by the Seller pursuant to Section 1.2(a) (each, a “Purchase”) shall be made ratably (based on Ratable Shares) by the respective Purchaser Groups, and each Purchaser Group’s Ratable Share of each Purchase shall be made and funded (i) if such Purchaser Group contains a Conduit Purchaser and such Conduit Purchaser elects (in its sole discretion) to make and fund such portion of such Purchase, by such Conduit Purchaser, or (ii) if such Purchaser Group does not contain a Conduit Purchaser or if the Conduit Purchaser in such Purchaser Group declines (in its sole discretion) to make or fund such portion of such Purchase, by the Committed Purchaser in such Purchaser Group. Subject to Section 1.4(b) concerning Reinvestments, at no time will any Conduit Purchaser have any obligation to make or fund a Purchase. Each Committed Purchaser hereby severally agrees, on the terms and subject to the conditions hereof, to make Purchases before the Facility Termination Date, equal to its Purchaser Group’s Ratable Share of each Purchase; provided, however, that (i) under no circumstances shall the Swingline Purchaser make (or be obligated to make) any Swingline Purchase if after giving effect thereto, (A) the Swingline Capital would exceed the Swingline Sub-Limit or (B) and the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser and (ii) under no circumstances shall any Purchaser make (or be obligated to make) any Purchase or Reinvestment (other than a Swingline Purchase) hereunder if, after giving effect to such Purchase or Reinvestment (A) the Group Capital of such Purchaser’s Purchaser Group would exceed such Purchaser Group’s Commitment, (B) the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the Purchase Limit or (C) the Purchased Interest would exceed 100%.
(b)The Seller may, upon 30 days’ written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Swingline Sub-Limit and/or the Purchase Limit in whole or in part (but not below the amount which would cause the Group Capital of any Purchaser Group to exceed its Commitment (after giving effect to such reduction)); provided that (i) with respect to the Purchase Limit, each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and, unless terminated in whole, the Purchase Limit shall in no event be reduced below $250,000,000, and (ii) with respect to the Swingline Sub-Limit, each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof. Such reduction (other than a reduction of the Swingline Sub-Limit) shall, unless otherwise agreed to in writing by the Seller, the Program Administrator and each Purchaser Agent be applied ratably to reduce the Commitment of each Purchaser Group.
(c)Provided that no Termination Event or Unmatured Termination Event has occurred and is continuing, upon notice to the Administrator and each Committed Purchaser, the Seller may request on a one-time basis that some or all of the Committed Purchasers increase their respective Commitments, in an aggregate amount such that after giving effect thereto the

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Purchase Limit shall not exceed $1,500,000,000; provided, that such request for an increase shall be in a minimum amount of $50,000,000.  At the time of sending such notice with respect to the Committed Purchasers, the Seller (in consultation with the Administrator) shall specify (i) the aggregate amount of such increase (such amount, the “Requested Purchase Limit Increase”) and (ii) the time period within which the Committed Purchasers are requested to respond to the Seller’s request (which shall in no event be less than thirty (30) days from the date of delivery of such notice to the Administrator).  Each of the Committed Purchasers shall notify the Administrator, the Seller and the Servicer within the applicable time period (which shall not be less than thirty (30) days) whether or not such Committed Purchaser agrees, in its sole discretion, to make such increase to such Committed Purchaser’s Commitment or otherwise agrees to any lesser increase in its Commitment.  Any Committed Purchaser not responding within such time period shall be deemed to have declined to consent to an increase in such Committed Purchaser’s Commitment.  In the event that one or more Committed Purchasers fails to consent to all or any portion of any such request for an increase in its Commitment, the Seller may (in consultation with the Administrator) request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Committed Purchasers as agreed in writing among the Seller, the Administrator and such willing Committed Purchasers (in each case, in their sole discretion), such that such Committed Purchasers’ increase in their Commitment exceeds each such Committed Purchaser’s ratable share.  Any such Committed Purchaser may agree, in its sole discretion, to such increase in its Commitment.  If the Commitment of any Committed Purchaser is increased in accordance with this Section 1.1(c), the Administrator, such Committed Purchaser, the Seller and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase and, if applicable, rebalance Capital among the Purchasers such that after giving effect thereto, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Purchasers; provided, that only the consent of the Seller, the Administrator and each Committed Purchaser then increasing its Commitment shall be required and, on the date of such increase in accordance with this Section 1.1(c), the Seller shall be entitled to make non-ratable voluntary reductions in the Capital of non-increasing Committed Purchasers funded by non-ratable Purchases funded by increasing Committed Purchasers such that, after giving effect to such reductions and Purchases, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Purchasers.
SECTION 2.Making Purchases.
(a)Purchase Notices. Each Purchase (excluding any Reinvestment or Swingline Purchase) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any day upon the Seller’s irrevocable written notice in the form of Annex B-1 (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 2:00 p.m., New York City Time) at least one Business Day before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000, with respect to each Purchaser Group, (B) the date of such Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to

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the increase in the Aggregate Capital. Each Swingline Purchase shall be requested and made in accordance with Section 1.2(c).
(b)Funding Purchases.
(i)Not later than 2:00 p.m. (New York City Time) on the date of each Purchase (excluding any Reinvestment or Swingline Purchase) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II, deliver to the Administrator by wire transfer of immediately available funds at the account from time to time designated in writing by the Administrator, an amount equal to the portion of Capital relating to the undivided percentage ownership interest then being funded by such Purchaser. On the date of each Purchase (excluding any Reinvestment or Swingline Purchase), the Administrator will make available to the Seller, in same day funds at the account from time to time designated in writing by the Seller to the Administrator, the amount of Capital to be funded by all Purchasers in respect of such Purchase.
(ii)Unless the Administrator shall have received notice from a Purchaser or Purchaser Agent prior to the proposed date of any Purchase (excluding any Reinvestment or Swingline Purchase) that such Purchaser’s or Purchaser Agent’s Purchaser Group will not make available to the Administrator such Purchaser Group’s share of such Purchase, the Administrator may assume that such Purchaser Group has made such share available on such date in accordance with the foregoing clause (b)(i) and may, in reliance upon such assumption, make available to the Seller a corresponding amount. In such event, if a Purchaser Group has not in fact made its share of the applicable Purchase available to the Administrator, then the Committed Purchaser in such Purchaser Group and the Seller severally agree to pay to the Administrator forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Seller to but excluding the date of payment to the Administrator, at (i) in the case of such Committed Purchaser, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation or (ii) in the case of the Seller, the Base Rate. If such Committed Purchaser pays such amount to the Administrator, then such amount shall constitute such Committed Purchaser’s Capital included in such Purchase. If the Seller and such Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to the Seller the amount of such interest paid by the Seller for such period. Any such payment by the Seller shall be without prejudice to any claim the Seller may have against a Committed Purchaser that shall have failed to make such payment to the Administrator.
(c)Swingline Purchases.
(i)Swingline Purchase Notices. If the Seller desires that the Swingline Purchaser make a Swingline Purchase on any Business Day, the Seller shall provide the Swingline Purchaser and the Administrator with prior irrevocable written notice thereof

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in the form of Annex B-2 (each, a “Swingline Purchase Notice”) in accordance with Section 6.2 not later than 2:00 p.m. (New York City time) on such Business Day. Each Swingline Purchase Notice shall specify: (A) the amount of Capital requested to be paid to the Seller (such amount, which shall not be less than $500,000 (or such lesser amount as agreed to by the Swingline Purchaser) and shall be in integral multiples of $100,000, (B) the date of such Swingline Purchase (which shall be a Business Day and which may be the same Business Day on which such Swingline Purchase Notice is delivered) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital, provided that, at any time when PNC (or an Affiliate thereof) is both the Administrator and the sole Swingline Purchaser hereunder, if the Seller enters into a separate written agreement with the Administrator regarding Administrator’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrator), then any request for an “advance” delivered using such service shall constitute a Swingline Purchase Notice, and each Swingline Purchase made pursuant to such service shall be made on the date such Swingline Purchase Notice is received by the Swingline Purchaser not later than 3:00p.m. (New York City time).
(ii)Funding Swingline Purchases. On the applicable Purchase Date for such Swingline Purchase, upon satisfaction of the applicable conditions precedent set forth in Exhibit II, the Swingline Purchaser shall make available to the Seller in same day funds, at the account from time to time designated in writing by the Seller to the Swingline Purchaser, an amount equal to the Capital requested by the Seller pursuant to the related Swingline Purchase Notice. Only one (1) Swingline Purchase Notice may be outstanding for any Business Day.
(iii)Swingline Settlements. Each of the Purchasers acknowledges that the Swingline Purchaser will make Swingline Purchases on same-day notice to facilitate the administration of the facility evidenced by this Agreement, but that the Swingline Purchaser will do so based on its expectation that not later than the next succeeding Swingline Settlement Date (or, if sooner, the Facility Termination Date), each other Purchaser will purchase its Ratable Share of the aggregate outstanding Swingline Capital at par. Accordingly, not later than 9:00 a.m. (New York City time) on each Swingline Settlement Date and on the Facility Termination Date, if any Swingline Capital is then outstanding, the Swingline Purchaser shall send a written statement (a “Swingline Statement”) to each of the other Purchasers setting forth the amount of the outstanding Swingline Capital and each such Purchaser Group’s Ratable Share thereof (such Purchaser Group’s “Swingline Settlement Amount”). Not later than 3:00 p.m. (New York City time) on the Business Day of delivery of each Swingline Statement, each Committed Purchaser shall (or shall cause its related Conduit Purchaser to) purchase from the Swingline Purchaser an amount of the outstanding Swingline Capital equal to its Purchaser Group’s Swingline Settlement Amount by paying to the Swingline Purchaser in immediately available funds an amount equal to such Purchaser’s Swingline Settlement Amount; provided that the Committed Purchaser that is also the Swingline Purchaser shall be automatically deemed to have made such payment in its capacity as a Committed Purchaser. Upon payment to the Swingline Purchaser of the Swingline

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Settlement Amount, the paying Purchaser’s aggregate outstanding Capital shall be increased by the amount of such payment and the Swingline Purchaser’s aggregate outstanding Capital shall be reduced by the amount of such payment. All Discount (and Fees) accrued on or with respect to the Swingline Capital prior to such payment shall remain payable to the Swingline Purchaser for its own account.
(iv)Failure to Settle. If any Purchaser Group fails to pay its Swingline Settlement Amount in full to the Swingline Purchaser by the time and date required by Section 1.2(c)(iii), (i) the unpaid amount of such Swingline Settlement Amount shall bear interest, payable by the Committed Purchaser in such Purchaser Group to the Swingline Purchaser upon demand, at a rate per annum equal to the Alternate Rate, and if not paid within three (3) Business Days of the Swingline Purchaser’s demand, at a rate per annum equal to the greater of (x) 3.0% per annum above the Base Rate in effect on such day and (y) the “Alternate Rate” as calculated in clause (a) or (b) of the definition thereof, as applicable, and (ii) the Swingline Purchaser may cancel or suspend availability of the Swingline Sub-Limit and shall have no obligation to make additional Swingline Purchasers. The Swingline Purchaser (whether individually or as Administrator) shall not be obligated to transfer to any Purchaser in such a defaulting Purchaser Group any payments received by it for the benefit of such defaulting Purchaser Group, nor shall the members of such a defaulting Purchaser Group be entitled to the sharing of any payments hereunder (including any Capital, Discount, Fees or other amounts). Amounts payable to such a defaulting Purchaser Group shall instead be paid to the Swingline Purchaser in reduction of such defaulting Purchaser Group’s obligation to pay its Swingline Settlement Amount or interest thereon. This Section shall remain effective with respect to a defaulting Purchaser Group until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Purchaser, or relieve or excuse the performance by the Seller of its duties and obligations hereunder.
(d)Sale of Undivided Interests. Effective on the date of each Purchase pursuant to Section 1.2(b), each Swingline Purchase pursuant to Section 1.2(c) and each Reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser’s Capital) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.
(e)Grant of Security Interest. To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Collection Accounts, the Lock-Boxes and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Collection Accounts, the Lock-Boxes and amounts on deposit

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therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement and the Sub-Originator Sale Agreement (as assignee of Comdata Inc.) and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrator (for the benefit of the Purchasers) to file financing statements in each jurisdiction the Administrator deems necessary and appropriate to perfect its security interest in the Pool Assets, describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Except as expressly set forth herein and in the other Transaction Documents, the Administrator shall not agree in writing to release all or a material portion of the Pool Assets from its security interest created hereunder without the consent of all Purchaser Agents.
(f)Addition of Purchasers. The Seller may, with the written consent of the Administrator and each Purchaser Agent, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Purchaser to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, however, that the Commitment of any Purchaser may only be increased with the prior written consent of such Purchaser. Each new Purchaser (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator and the Seller, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers, be executed by each Person in such new Purchaser’s Purchaser Group).
(g)Several Obligations. Each Committed Purchaser’s obligation hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligation hereunder to make payment for any Purchase. If any Committed Purchaser becomes a Defaulting Purchaser, the Seller may, at its sole expense and effort, upon written notice to such Committed Purchaser, its Purchaser Agent and the Administrator, require such Defaulting Purchaser and its related Conduit Purchaser (if any) to assign and delegate, without recourse (in accordance with and subject to all applicable transfer restrictions), all its interests, rights and obligations under this Agreement and the other Transaction Documents to another appropriate financial institution that shall assume such Defaulting Purchaser’s and (if applicable) Conduit Purchaser’s obligations (which assignee may be an existing Purchaser); provided that (A) the Seller shall have received the prior written consent of the Administrator and the Majority Purchaser Agents, which consents shall not be unreasonably withheld, (B) such Defaulting Purchaser and the other members of its Purchaser Group shall have received payment of an amount equal to their outstanding Capital and, if applicable, accrued Discount and Fees thereon and all other amounts then owing to them hereunder from the assignee or the Seller and (C) for the avoidance of doubt, no Purchaser shall have any obligation to accept any such assignment or delegation from a Defaulting Purchaser or its related Conduit Purchaser or to fund any Defaulting Purchaser’s share of any Purchase, in either case, except as otherwise agreed in writing by such Purchaser in its sole discretion. A Defaulting Purchaser shall not be required to

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make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Defaulting Purchaser or otherwise, the circumstances entitling the Seller to require such assignment and delegation have ceased to apply.
SECTION 3.Purchased Interest Computation. The Purchased Interest shall be initially computed on the Closing Date. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day; provided, however, that on each Termination Day, the Purchased Interest shall be deemed to be not less than 100% for all purposes hereof. The Purchased Interest shall become zero on the Final Payout Date.
SECTION 4.Settlement Procedures.
(a)The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.
(b)The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:
(i)set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group, out of such Collections, (x) an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, (y) an amount equal to the fees set forth in each Purchaser Group Fee Letter accrued and unpaid through such day, and (z) to the extent funds are available therefor, an amount equal to the aggregate of each Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside;
(ii)subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Capital, ratably, according to each Purchaser’s Capital, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto (each such reinvestment, a “Reinvestment,” and “Reinvest” shall have the correlative meaning); provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not Reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%, which amount shall be deposited ratably to each Purchaser Agent’s account (for the benefit of its related Purchasers and to be applied in reduction of their respective Capital) on the next Weekly Settlement Date in accordance with Section 1.4(c); provided, further, that if the Facility Termination Date has been extended pursuant to Section 1.11 and any Purchaser (or its Purchaser Agent) has provided notice (an “Exiting Notice”) to the Administrator, the

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Seller and the Servicer of such Purchaser’s refusal, pursuant to Section 1.11, to extend its (or its related Committed Purchaser’s) Commitment hereunder (an “Exiting Purchaser”) then such Collections shall not be Reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below;
(iii)if such day is a Termination Day (or any day following the provision of an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of the Collections (or in the case of an Exiting Purchaser an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of an Exiting Notice until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or in the case of an Exiting Notice, such Exiting Notice has been revoked by the related Exiting Purchaser and written notice thereof has been provided by such Exiting Purchaser or its Purchaser Agent to the Administrator, the Seller and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Capital (or the Capital of the Exiting Purchaser) and ratably in accordance with each Purchaser’s Capital, be Reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of such Exiting Notice; and
(iv)release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be Reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (y) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (z) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.
(c)The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), below, deposit into each applicable Purchaser’s account (or such other account designated by such applicable Purchaser or its Purchaser Agent), (x) on each Monthly Settlement Date in the case of Collections held for each Purchaser with respect to such Purchaser’s Portion(s) of Capital pursuant to clause (b)(i) and (y) on each Weekly Settlement Date, in the case of Collections then held for such Purchaser pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if FleetCor or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified FleetCor (or such Affiliate) that such right is revoked, FleetCor

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(or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of each Purchasers’ Share of the Servicing Fee.
(d)The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:
(i)if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent (or, in the case of interest accrued and payable by the Seller pursuant to Section 1.2(b)(ii), to the Administrator) ratably according to the Discount and Fees (other than Servicing Fees) accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital maintained by such Purchasers and accrued Fees (other than Servicing Fees); it being understood and agreed that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount and accrued Fees, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c) above, to the Servicer’s own account (payable in arrears on each Monthly Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and
(ii)if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first if FleetCor or an Affiliate thereof is not the Servicer, to the Servicer’s own account in payment in full of the Purchasers’ Share of all accrued Servicing Fees, second to each Purchaser Agent (or, in the case of interest accrued and payable by the Seller pursuant to Section 1.2(b)(ii), to the Administrator) ratably (based on the aggregate accrued and unpaid Discount and Fees (other than Servicing Fees) payable to all Purchasers at such time) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group and accrued Fees; it being understood and agreed that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount and accrued Fees, third to the Administrator in payment in full of the Aggregate Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) for distribution by the Administrator to the Purchaser Agents in accordance with Section 1.6, fourth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups and all accrued Fees (other than Servicing Fees) have been reduced to zero, and the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer (if other than FleetCor or an Affiliate thereof) have been paid in full, to each Purchaser Group ratably, based on the amounts payable to each (for the benefit of the Purchasers within such Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or Servicer hereunder and, fifth, to the Servicer’s own account (if the Servicer is FleetCor or an Affiliate thereof) in payment in full of the aggregate of the Purchasers’ Share of all accrued Servicing Fees.

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After the Aggregate Capital, Aggregate Discount, fees payable pursuant to each Purchaser Group Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.
(e)For the purposes of this Section 1.4:
(i)if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer or any other Person (including, if applicable, the originator of such Receivable), or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to an Eligible Collection Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4;
(ii)if on any day any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts to an Eligible Collection Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (e) are hereinafter referred to as “Deemed Collections”);
(iii)except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
(f)If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital) the Seller may do so as follows:

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(i)the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in the form of Annex F (each, a “Paydown Notice”) (A) at least one Business Day no later than 2:00 p.m. (New York City time) prior to the date of such reduction for any reduction of the Aggregate Capital (other than Swingline Capital) less than or equal to $150,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents), (B) at least 3 Business Days prior to the date of such reduction for any reduction of the Aggregate Capital (other than Swingline Capital) greater than $150,000,000, and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence and (C) with respect to Swingline Capital, (i) at any time when PNC (or an Affiliate thereof) is both the Administrator and the sole Swingline Purchaser hereunder, and to the extent the Seller has entered into a separate written Agreement with the Administrator regarding Administrator’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrator) pursuant to Section 1.2 (c)(i) hereof, not later than 3:00p.m., or (ii) otherwise not later than 2:00 p.m. on the date of such reduction for any reduction of Swingline Capital, and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;
(ii)on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be Reinvested until the amount thereof not so Reinvested shall equal the desired amount of reduction; and
(iii)the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to (x) if other than Swingline Capital, the Administrator (for the account of such Purchaser) on the next Weekly Settlement Date with respect to any Portions of Capital maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to the Administrator (for the account of such Purchaser) only when in fact finally so paid and (y) if Swingline Capital, the Swingline Purchaser as a reduction in the amount of outstanding Swingline Capital;
provided, that:
(A)if not relating to Swingline Capital, the amount of any such reduction shall be not less than $100,000 for each Purchaser Group and shall be an integral multiple of $100,000, and the entire Aggregate Capital after giving effect to such reduction shall be not less than $50,000,000; and
(B)with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.
SECTION 5.Fees. The Seller shall pay to each Purchaser Agent for the benefit of the Purchasers in the related Purchaser Group in accordance with the provisions set forth in Section

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1.4(d) certain fees in the amounts and on the dates set forth in one or more fee letter agreements, dated the Closing Date (or dated the date any such Purchaser and member of its related Purchaser Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), among the Servicer, the Seller, and the applicable Purchaser Agent, respectively, (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Purchaser Group Fee Letter”) and each of the Purchaser Group Fee Letters may be referred to collectively as, the “Fee Letters”).
SECTION 6.Payments and Computations, Etc.
(a)All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City Time) on the day when due in same day funds (i) with respect to any payment other than in reduction of Capital, to the account for each Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent to the Seller and the Servicer) and (ii) with respect to any payment in reduction of Capital, to the account specified by the Administrator. All amounts received after 2:00 p.m. (New York City Time) will be deemed to have been received on the next Business Day.
(b)The Administrator shall distribute any payments received by it hereunder in reduction of Capital for the account of any Purchaser to such Purchaser’s Purchaser Agent promptly following the Administrator’s receipt thereof. Unless the Administrator shall have received notice from the Seller prior to the date on which any payment is due to the Administrator for the account of the Purchasers hereunder that the Seller (or the Servicer on its behalf) will not make such payment (including because Collections are not available therefor), the Administrator may assume that the Seller has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Purchaser Agents the amount due. In such event, if the Seller (or the Servicer on its behalf) has not in fact made such payment, then each of the Committed Purchasers severally agrees to repay to the Administrator forthwith on demand the amount so distributed to the members of such Committed Purchaser’s Purchaser Group, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrator, at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation. Each Purchaser Agent shall distribute any payments received by it hereunder in reduction of Capital for the account of the Purchasers in its Purchaser Group promptly following such Purchaser Agent’s receipt thereof, ratably in accordance with such Purchasers’ outstanding Capital. If the Seller and any Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to such Committed Purchaser the amount of such interest paid by such Committed Purchaser for such period. Any such payment by such Committed Purchaser shall be without prejudice to any claim such Committed may have against the Seller.
(c)The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case

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may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand (in the case of payments by the Seller, subject to the priorities of payment set forth in Section 1.4).
(d)All computations of interest under clause (b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.
SECTION 7.Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(A)impose, modify or deem applicable any reserve (other than reserve otherwise included in the determination of the Euro-Rate or LMIR hereunder), special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Administrator, any Purchaser, any Purchaser Agent, any Program Support Provider, any of their respective Affiliates or any of their respective holding companies (including bank holding companies) (each an “Affected Person”);
(B)subject any Affected Person to any Taxes (excluding any Taxes that give rise to the payment of additional amounts under Section 1.9) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(C)impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Pool Assets, this Agreement, any other Transaction Document, any Program Support Agreement, any Purchase or any participation therein or (B) affecting its obligations or rights to make Purchases;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrator, a Purchaser Agent or a Purchaser hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Purchase or Reinvestment or (C) maintaining its obligation to fund or maintain any Purchase or Reinvestment, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Purchaser Agent), the Seller shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Affected Person’s capital as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any related

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Program Support Agreement, (C) the Purchases or Reinvestments made by such Affected Person or (D) any Capital, to a level below that which such Affected Person could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Purchaser Agent), the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for any such reduction suffered.
(c)Adoption of Changes in Law. The Seller acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document or Program Support Agreement), and may commence allocating charges to or seeking compensation from the Seller under this Section 1.7 in connection with such measures, in advance of the effective date of such Change in Law, and the Seller agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 1.7, without regard to whether such effective date has occurred.
(d)Certificates for Reimbursement. A certificate of an Affected Person (or its Purchaser Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 1.4, pay such Affected Person the amount shown as due on any such certificate on the first Weekly Settlement Date occurring after the Seller’s receipt of such certificate.
(e)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided, however, that if such Affected Party fails to make such demand within 180 days after it obtains actual knowledge of such an event, such Affected Party shall, with respect to amounts payable pursuant to this Section 1.7, only be entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Party does give such demand.
SECTION 8.Funding Losses.
(a)The Seller will compensate each Purchaser in accordance with the terms of this Section 1.8 for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser in order to fund or maintain any Portion of Capital hereunder) as a result of (i) any repayment (in whole or in part) of any Portion of Capital of such Purchaser on any day other than a Monthly Settlement Date or Weekly Settlement Date or (ii) any Purchase or Swingline Purchase not being completed by the Seller in accordance with its request therefor pursuant to Section 1.2. Such losses, expenses and liabilities will include the amount, if any, by which (A) the additional Yield that would have accrued had such repayment or failure to Purchase not have occurred, exceeds (B) the income, if any, received by the applicable Purchaser.
(b)A certificate of a Purchaser (or its related Purchaser Agent) setting forth in reasonable detail the amount or amounts necessary to compensate such Purchaser as specified in

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Section 1.8(a) and delivered to the Seller and the Administrator, shall be conclusive absent manifest error. The Seller shall pay such Purchaser’s related Purchaser Agent (for the account of such Purchaser) the amount shown as due on any such certificate on demand but subject to the priorities for payments set forth in Section 1.4.
SECTION 9.Taxes. The Seller agrees that:
(a) Any and all payments by the Seller under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (A) net income, branch profits or franchise taxes, in each case, (x) imposed on the Person receiving such payment by the Seller hereunder by the jurisdiction under whose laws such Person is organized or in which such Person’s principal office is located or any political subdivision thereof or (y) that are Other Connection Taxes and (B) any U.S. Federal withholding taxes imposed under FATCA (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Seller shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Purchaser, any Purchaser Agent, any Program Support Provider or the Administrator, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.
(ii)Whenever any Taxes are payable by the Seller, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser, any Purchaser Agent or any Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment reasonably satisfactory to the Administrator. If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental taxes, interest or penalties that may become payable by such party as a result of any such failure.
(b)(i) Each Purchaser that is a U.S. Person shall deliver to Seller and Administrator on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of Seller or Administrator), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax.
(ii)Each Purchaser that is not a U.S. Person (a “Foreign Purchaser”) as to which payments to be made under this Agreement are exempt from or subject to a reduced rate of United States withholding tax under an applicable statute or tax treaty shall provide to Seller and Administrator a properly completed and executed IRS Form W-8ECI, Form W-8BEN, Form W-8BEN-E or other applicable form, certificate or document prescribed by the IRS or the United States certifying that payments hereunder to such Foreign Purchaser are entitled to such exemption or reduction in rate (a

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“Certificate of Withholding”). Any non-U.S. Person that seeks to become a Purchaser under this Agreement shall provide a Certificate of Withholding to Seller and Administrator prior to becoming a Purchaser hereunder. No non-U.S. Person may become a Purchaser hereunder if such Person fails to deliver a Certificate of Withholding in advance of becoming a Purchaser. If the Certificate of Withholding provided by a Purchaser at the time such Purchaser first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding taxes at such rate shall be considered excluded from Taxes and, accordingly, the Seller shall not be obligated to pay any additional amounts to such Purchaser, or to indemnify such Purchaser, in respect of such withholding taxes under this Agreement. Each Purchaser shall promptly notify Seller that it is a Foreign Purchaser and shall also promptly notify Seller of any change in its funding office.
(c)Seller shall not be required to pay any additional amounts to any Purchaser in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Purchaser to comply with the provisions of paragraph (b) above for any reason (including by reason of a change in circumstances that renders the Purchaser unable to so qualify) other than (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (or, if later, the date on which such Purchaser became a Purchaser hereunder).
(d)If, solely as a result of an event in subparagraph (i) or (ii) of paragraph (c) after the Closing Date, a Purchaser (i) is unable to provide to Seller a Certificate of Withholding or (ii) makes any payment or becomes liable to make any payment on account of any Taxes with respect to payments by Seller hereunder, Seller may, at its option, continue to make payments to such Purchaser under the terms of this Agreement, which payments shall be made in accordance with paragraph (a) above. If Seller exercises its option under this paragraph (d), the applicable Purchaser agrees to take such steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such Taxes, except to the extent that taking such a step would, in the sole determination of such Purchaser, be materially disadvantageous to such Purchaser.
(e)If a payment made to a Purchaser hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Purchaser shall deliver to Seller and Administrator at the time or times prescribed by law and at such time or times reasonably requested by Seller or Administrator such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller or Administrator as may be necessary for Seller or Administrator to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

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(f)Each Purchaser agrees that if any form or certification it previously delivered under this Section 1.9 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller and Administrator in writing of its legal inability to do so.
SECTION 10.Inability to Determine Euro-Rate or LMIR. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (or, solely with respect to LMIR, any day) (which determination shall be final and conclusive absent manifest error) that, by reason of circumstances affecting the interbank eurodollar market generally (i) deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Yield Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of maintaining any Portion of Capital during such Yield Period (or portion thereof), then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Yield Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Yield Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Yield Period (or, solely with respect to LMIR, immediately), be converted to the Yield Rate determined by reference to the Base Rate.
(b)    If, on or before the first day of any Yield Period (or, solely with respect to LMIR, any day), the Administrator shall have been notified by any Purchaser or Purchaser Agent that such Person has determined (which determination shall be final and conclusive absent manifest error) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Capital at the Yield Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Yield Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Yield Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Yield Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period (or, solely with respect to LMIR, any day) if such Person may lawfully continue to maintain such Portion of Capital at the Yield Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Capital at the Yield Rate determined by reference to the Euro-Rate or LMIR to such day.
SECTION 11.Extension of Facility Termination Date. The Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the then current

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Facility Termination Date set forth in clause (a) of the definition thereof or determined pursuant to clause (d) of the definition thereof; provided that such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Facility Termination Date and provided, further, that no extension of the Facility Termination Date determined pursuant to clause (d) of the definition thereof with respect to any Purchaser shall be for a period of more than 364 days after the effective date of such extension. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys’ Costs) shall be paid by the Seller. In the event any Purchaser declines the request for such extension, such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, however, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.
SECTION 12.Intended Tax Treatment.     Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat the Purchases hereunder as debt for all federal, state, local and franchise tax purposes and agree not to take any position on any tax return in consistent with the foregoing.
SECTION 13.Successor Euro-Rate or LMIR Index.
(a)Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.
(b)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any

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Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from Purchaser Agents comprising the Majority Purchaser Agents.
(c)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrator will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(d)Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchaser Agents of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser Agent (or Majority Purchaser Agents) pursuant to this Section 1.13 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.13.
(e)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, BSBY or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrator may modify the definition of “Yield Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor

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that was removed pursuant to subclause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may modify the definition of “Yield Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any request for a Purchase (or Capital thereof) accruing yield based on USD LIBOR, conversion to or continuation of Purchases accruing yield (or Capital thereof) based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Purchase of or conversion to Purchases accruing yield under the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(g)Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark (other than, for the avoidance of doubt, a Benchmark that has been determined in accordance with clause (3) of the definition of “Benchmark Replacement”), then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; and (ii) Capital outstanding on the Secondary Term SOFR Conversion Date accruing yield based on the then-current Benchmark shall be deemed to have been converted to Capital accruing yield at the Benchmark Replacement with a tenor approximately the same length as the yield payment period of the then-current Benchmark; provided that, this paragraph (g) shall not be effective unless the Administrator has delivered to the Purchaser Agents and the Seller a Term SOFR Notice. For the avoidance of doubt, the Administrator shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.
(h)This Section 1.13 provides a mechanism for determining an alternative rate of yield in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of Euro-Rate, LMIR or with respect to any alternative or successor rate thereto, or replacement rate therefor.
(i)Certain Defined Terms. As used in this Section 1.13:

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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of any Yield Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Yield Period” pursuant to paragraph (e) of this Section 1.13, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for yield calculated with reference to such Benchmark pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for LMIR is one month.
“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of this Section 1.13.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)the sum of: (a) the alternate benchmark rate (including, without limitation, BSBY) that has been selected by the Administrator and the Seller as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion; provided, further, that, in the case of an Other Benchmark Rate Election, the “Benchmark Replacement” shall mean the alternative set forth in clause (3) above and when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the

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alternate benchmark rate selected by the Administrator and the Seller shall be the term benchmark rate (including, without limitation, BSBY) that is used in lieu of a USD LIBOR-based rate in relevant other U.S. dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1) for purposes of clause (1) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below:

Available Tenor	Benchmark Replacement Adjustment
One-Week	0.03839% (3.839 basis points)
One-Month	0.11448% (11.448 basis points)
Two-Months	0.18456% (18.456 basis points)
Three-Months	0.26161% (26.161 basis points)
Six-Months	0.42826% (42.826 basis points)
Twelve-Months	0.71513% (71.513 basis points)
(2) for purposes of clause (2) of the definition of “Benchmark Replacement,” 0.00644% (0.644 basis points); and
(3) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;
provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate,

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the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for yield calculated with reference to such Unadjusted Benchmark Replacement.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of yield, timing of investment requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein;
(3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Purchaser Agents and the Seller pursuant to this Section 1.13, which date shall be at least 30 days from the date of the Term SOFR Notice; or
(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Purchaser Agents, so long as the Administrator has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of

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such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Purchaser Agents, written notice of objection to such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, from Purchaser Agents comprising the Majority Purchaser Agents.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.13 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.13.
“BSBY” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the Bloomberg Short-Term Bank Yield Index.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest or yield payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrator in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrator decides that any such convention is not administratively feasible for the Administrator, then the Administrator may establish another convention in its reasonable discretion.
“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:
(1) a notification by the Administrator to (or the request by the Seller to the Administrator to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2) the joint election by the Administrator and the Seller to trigger a fallback from USD LIBOR and the provision by the Administrator of written notice of such election to the Purchaser Agents.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal

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of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.
“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (x) either (i) a request by the Seller to the Administrator, or (ii) notice by the Administrator to the Seller, that, at the determination of the Seller or the Administrator, as applicable, U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR based rate, a term benchmark rate as a benchmark rate (including, without limitation, BSBY), and (y) the Administrator, in its sole discretion, and the Seller jointly elect to trigger a fallback from USD LIBOR and the provision, as applicable, by the Administrator of written notice of such election to the Seller and the Purchaser Agents.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrator in its reasonable discretion.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrator to the Purchaser Agents and the Seller of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrator that (1) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (2) the administration of Term SOFR is

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administratively feasible for the Administrator and (3) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with this Section 1.13 that is not Term SOFR (other than, for the avoidance of doubt, a Benchmark Replacement that has been determined in accordance with clause (3) of the definition of “Benchmark Replacement”).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USD LIBOR” means the London interbank offered rate for U.S. dollars. For the avoidance of doubt, each of Euro-Rate and LMIR constitute USD LIBOR.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS
SECTION 1.Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.
SECTION 2.Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.
ARTICLE IV

INDEMNIFICATION
SECTION 1.Indemnities by the Seller. Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, on an after-tax basis, the Administrator, the Interim Collection Account Administrator, each Purchaser Agent, each Program Support Provider and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, Taxes (excluding any Taxes that give rise to the payment of additional amounts under Section 1.9), costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the “Indemnified Amounts”) at

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any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller or any Originator or Sub-Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, any Sub-Originator, the Seller or the Servicer for uncollectible Receivables or (c) except where such taxes are described in clause (x) below, such Indemnified Amounts include taxes (i) imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof) or (ii) that are Other Connection Taxes; provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Seller shall indemnify each Indemnified Party for Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:
(i)any representation or warranty made by the Seller (or any employee or agent of the Seller) under or in connection with this Agreement, any Monthly Information Package, any Weekly Information Package or any other information or report delivered by or on behalf of the Seller pursuant hereto, which shall have been false or incorrect in any respect when made or deemed made;
(ii)the failure by the Seller (or, if applicable, any Person from whom the Seller or the applicable Originator or Sub-Originator may have acquired any such Receivable) to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;
(iii)the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a perfected ownership or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;
(iv)any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;
(v)any failure of a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement or Interim Collection Account Agreement;

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(vi)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(vii)any failure of the Seller, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;
(viii)any action taken by the Administrator as attorney-in-fact for the Seller or any Originator or Sub-Originator pursuant to this Agreement or any other Transaction Document;
(ix)any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents; or
(x)any taxes that arise because any Purchase is not treated for U.S. federal, state, local or franchise tax purposes as intended under Section 1.12 (including any U.S. federal, state or local income and franchise taxes necessary to make such Indemnified Party whole on an after-tax basis, taking into account the taxability of receipt of payments under this clause (x)).
SECTION 2.Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts (subject to the limitations set forth in clauses (a), (b) and (c) of the first sentence of Section 3.1) arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any Monthly Information Package or any Weekly Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer (or any party acting as agent or Sub-Servicer on its behalf, including, if applicable, the originator of such Receivable), to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities by the Servicer (or any Person on its behalf) with respect to such Receivable, (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party or (f) any commingling by the Servicer of Collections at any time with other funds.

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ARTICLE V

ADMINISTRATION AND COLLECTIONS
SECTION 1.Appointment of the Servicer.
(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 4.1. Until the Administrator gives notice to FleetCor (in accordance with this Section 4.1) of the designation of a new Servicer, FleetCor is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed FleetCor or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the material collection, servicing and administrative duties and obligations (other than indemnities and similar obligations) of the Servicer with respect to the Pool Receivables and Collections pursuant to the terms hereof.
(b)Upon the designation of a successor Servicer as set forth in clause (a), FleetCor agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and FleetCor shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.
(c)FleetCor acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on FleetCor’s agreement to act as Servicer hereunder. Accordingly, FleetCor agrees that it will not voluntarily resign as Servicer.
(d)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain solely liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator, a Sub-Originator or an Affiliate thereof, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.
SECTION 2.Duties of the Servicer.

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(a)The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside for the accounts of the Seller and the Purchasers the amount of Collections to which each is entitled in accordance with Article I hereof. The Servicer, the Originators and the Sub-Originators may, in accordance with the applicable Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and the related Contracts, as the Servicer, the Originators and the Sub-Originators may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or required under applicable laws, rules or regulations or the applicable Contract; provided, however, that for the purposes of this Agreement: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement or limit the rights of any Purchaser, Purchaser Agent or the Administrator under this Agreement and (iii) if a Termination Event or an Unmatured Termination Event has occurred and is continuing and FleetCor or an Affiliate thereof is serving as the Servicer, FleetCor or such Affiliate may take such action only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Purchasers, in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator (with the consent of the Majority Purchaser Agents) may direct the Servicer (whether the Servicer is FleetCor or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.
(b)The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if FleetCor or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than FleetCor or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)The Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.
After such termination, if FleetCor or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

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SECTION 3.Collection Account Arrangements. On or prior to the Closing Date, the Seller shall have entered into Collection Account Agreements with all of the Collection Account Banks covering each Collection Account (other than Transition Collection Accounts) and delivered original counterparts of each to the Administrator.  The Seller shall use commercially reasonable efforts to cause each Transition Collection Account to be an Eligible Collection Account on or prior to the 180th day following the Closing Date. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give (or, pursuant to the Interim Collection Account Administration Agreement, instruct the Interim Collection Account Administrative Agent to give) notice to each Collection Account Bank that the Administrator (or, if applicable, the Interim Collection Account Administrative Agent) is exercising its rights under the Collection Account Agreements and/or Interim Collection Account Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts and Lock-Boxes transferred to the Administrator (for the benefit of the Purchasers) or to the Interim Collection Account Administrative Agent (for the benefit of the Administrator and the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts and Lock-Boxes redirected pursuant to the Administrator’s or the Interim Collection Account Administrative Agent’s instructions rather than deposited in the applicable Collection Account, and (c) to take any or all other actions permitted under the applicable Collection Account Agreement or Interim Collection Account Agreement. The Seller hereby agrees that if the Administrator or the Interim Collection Account Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrator or Interim Collection Account Administrative Agent (as applicable) shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator, the Interim Collection Account Administrative Agent or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator or Interim Collection Account Administrative Agent takes control of any Collection Account or Lock-Box, the Administrator and Interim Collection Account Administrative Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Interim Collection Account Administrative Agent, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator or Interim Collection Account Administrative Agent (as applicable) shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).
Each party hereto hereby acknowledges that it has received a copy of the Interim Collection Account Administration Agreement and consents to the entry into the Interim Collection Account Administration Agreement by each of the parties thereto.
SECTION 4.Enforcement Rights.
(a)At any time following the occurrence of a Termination Event:

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(i)the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,
(ii)the Administrator may instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors, and
(iii)the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.
(b)The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the reasonable determination of the Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

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SECTION 5.Responsibilities of the Seller.
(a)Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer, FleetCor, the Originators or the Sub-Originators thereunder.
(b)FleetCor hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, FleetCor shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that FleetCor conducted such data-processing functions while it acted as the Servicer.
SECTION 6.Servicing Fee. Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid directly by the Seller.
(b)If the Servicer ceases to be FleetCor or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.
SECTION 7.Excluded Obligors.
(a)The Servicer may, from time to time and with the consent of the Administrator and the Majority Purchaser Agents, request that certain Obligors be designated as Excluded Obligors by delivering an Excluded Obligor Request to the Administrator and each Purchaser Agent, substantially in the form of Annex H hereto, which Excluded Obligor Request shall (i) list the names of such proposed Excluded Obligors and (ii) specify the proposed Excluded Obligor Date with respect to such proposed Excluded Obligors.
(b)So long as the Administrator and the Majority Purchaser Agents have acknowledged in writing such Obligor’s designation as an Excluded Obligor, such acknowledgement not to be unreasonably withheld, conditioned or delayed, then (x) upon the countersignatures by the Administrator and the Majority Purchaser Agents of such Excluded Obligor Request, such proposed Excluded Obligor shall (I) constitute an Excluded Obligor as of the related Excluded Obligor Date, (II) be added to Schedule VII to this Agreement and (III) no longer constitute an Obligor for purposes of the Transaction Documents except with respect to Receivables originated prior to the Excluded Obligor Date and (y) the Administrator (or the

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Servicer on its behalf) shall, in each case at the expense of the Seller, (I) file on or promptly following the related Excluded Obligor Date and at the sole expense of the Seller, one or more UCC-3 financing statement amendments, in form and substance reasonably satisfactory to the Administrator, with respect to UCC-1 financing statements filed against the applicable Originator in connection with the Transaction Documents releasing the Administrator’s security interest and other rights in the Receivables created on or after the related Excluded Obligor Date, the Obligor of which is such Excluded Obligor, and all Related Security related thereto so long as such Related Security relates solely to such Excluded Receivables, and (II) take such other actions as may be reasonably necessary to evidence the release of, in each case, the Administrator’s security interest and other rights in the Receivables created on or after the related Excluded Obligor Date, the Obligor of which is such Excluded Obligor, and all Related Security related thereto so long as such Related Security relates solely to such Excluded Receivables.
(c)Each of the parties hereto hereby acknowledges and agrees that any Receivable, the Obligor of which is an Excluded Obligor, that was originated prior to the related Excluded Obligor Date shall remain in the Receivables Pool; provided that the Administrator and the Majority Purchaser Agents may consent to the release or reassignment of any such Receivables if requested by the Servicer, such consent not to be unreasonably withheld, conditioned or delayed.
(d)Upon no less than ten (10) Business Days’ notice, the Servicer may, from time to time and with the consent of the Administrator and the Majority Purchaser Agents, such consent not to be unreasonably withheld, conditioned or delayed, request that certain Excluded Obligors no longer be designated as Excluded Obligors; provided that any such request shall be accompanied by lien search results and other such confirmation as the Administrator may reasonably request showing that the Receivables generated by a previously Excluded Obligor are free and clear of any liens or encumbrances. Upon any such redesignation, the applicable Excluded Obligors shall be removed from Schedule VII to this Agreement.
ARTICLE VI

THE AGENTS
SECTION 1.Appointment and Authorization. Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which

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exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.
(b)Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.
(c)Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a thirdparty beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.
(d)In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.
SECTION 2.Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 3.Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s

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gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Servicer, any Originator, any Sub-Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Originator, any Sub-Originator or any of their respective Affiliates.
SECTION 4.Reliance by Agents. Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.
(b)The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.
(c)The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.
(d)Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

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SECTION 5.Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.
SECTION 6.Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, FleetCor, the Servicer, the Originators or the Sub-Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, FleetCor, the Servicer, the Originators or the Sub-Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
SECTION 7.Administrators and Affiliates. Each of the Purchasers and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

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SECTION 8.Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer, any Originator or any Sub-Originator and without limiting the obligation of the Seller, the Servicer, any Originator or any Sub-Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction).
SECTION 9.Successor Administrator. The Administrator may, upon at least five (5) days’ notice to the Seller, each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.
SECTION 10.Erroneous Payments.
(a)If the Administrator notifies a Purchaser, a Purchaser Agent or a Indemnified Party, or any Person who has received funds on behalf of a Purchaser a Purchaser Agent or Indemnified Party (any such Purchaser, Purchaser Agent, Indemnified Party or other recipient, a “Payment Recipient”) that the Administrator has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrator or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser, Purchaser Agent, Indemnified Party, or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrator and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrator, and such Purchaser, Purchaser Agent or Indemnified Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was

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made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrator to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Purchaser, Purchaser Agent or Indemnified Party, or any Person who has received funds on behalf of a Purchaser, Purchaser Agent or Indemnified Party, such Purchaser hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrator (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates), or (z) that such Purchaser, Purchaser Agent or Indemnified Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrator to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Purchaser, Purchaser Agent or Indemnified Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrator of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrator pursuant to this Section 5.10(b).
(c)Each Purchaser, Purchaser Agent or Indemnified Party hereby authorizes the Administrator to set off, net and apply any and all amounts at any time owing to such Purchaser or Indemnified Party under any Transaction Document, or otherwise payable or distributable by the Administrator to such Purchaser, Purchaser Agent or Indemnified Party from any source, against any amount due to the Administrator under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrator for any reason, after demand therefor by the Administrator in accordance with immediately preceding clause (a), from any Purchaser or Purchaser Agent that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrator’s notice to such Purchaser or

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Purchaser Agent at any time, (i) such related Purchaser shall be deemed to have assigned its Capital (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrator may specify) (such assignment of the Capital (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrator in such instance), and is hereby (together with the Seller) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrator as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrator as the assignee Purchaser shall become a Purchaser or Purchaser Agent, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser or Purchaser Agent, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Purchaser and (iv) the Administrator may reflect in the Register its ownership interest in the Capital subject to the Erroneous Payment Deficiency Assignment. The Administrator may, in its discretion, sell any Capital acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser be reduced by the net proceeds of the sale of such Capital (or portion thereof), and the Administrator shall retain all other rights, remedies and claims against such Purchaser or related Purchaser Agent (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrator has sold Capital (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrator may be equitably subrogated, the Administrator shall be contractually subrogated to all the rights and interests of the applicable Purchaser, related Purchaser Agent or Indemnified Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Seller or any other or the Servicer, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrator from the Seller or the Servicer for the purpose of making such Erroneous Payment.
(f)To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 5.10 shall survive the resignation or replacement of the Administrator, the termination of the Commitments

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and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.
ARTICLE VII

MISCELLANEOUS
SECTION 1.Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document (other than the BP Card Issuing and Operating Agreement, which may be amended, modified, waived or supplemented in accordance with Section 2(m) of Exhibit IV of this Agreement), or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, each of the Majority Purchaser Agents and the Swingline Purchaser, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Concentration Percentage,” “Concentration Reserve Percentage,” “Dilution Reserve Percentage,” “Eligible Receivable,” “Loss Reserve Percentage,” “Net Receivables Pool Balance,” “Purchased Interest,” “Termination Event,” “Total Reserves” or “Yield Reserve Percentage” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; provided, however, that any amendment to the Sale Agreement joining any Small Originator to the Sale Agreement as an Originator shall require only the consent of the Administrator, so long as the Joinder Conditions are satisfied as of the date of such joinder. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
SECTION 2.Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

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SECTION 3.Successors and Assigns; Participations; Assignments.
(a)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator and the Purchaser Agents.
(b)Register.    The Administrator, acting solely for this purpose as an agent of the Seller, shall maintain a record of any assignment pursuant to Section 6.3(e) and a register for the recordation of the names and addresses of the Purchasers and the Commitments of, and principal amounts (and stated Discount) of the interests in the Receivables and rights under this Agreement owing to each Purchaser pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Seller and the Administrator shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller and any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.
(c)Participations. Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.
(d)Participant Register.    The Seller agrees that each Participant shall be entitled to the benefits of the Sections 1.7 and 1.9 (subject to the requirements and limitations therein, including the requirements under Section 1.9(c); it being understood that the documentation required under Section 1.9(c) shall be delivered to the Purchaser who sells the participation rather than to the Seller or Administrator) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to Section 6.3(e), provided that such Participant shall not be entitled to receive any greater payment under the Section 1.7 or Section 1.9, with respect to any participation, than the Purchaser from whom it acquired the applicable participation would have been entitled to receive. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of any set-off rights provided to the Purchasers under this Agreement as though it were a Purchaser, provided that such Participant agrees to be subject to the provisions of Section 6.11 as though it were a Purchaser. Each Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated Discount) of each Participant’s interest in the Receivables and rights under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or

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any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such interest in Receivables and under this Agreement is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrator shall have no responsibility for maintaining the Participant Register.
(e)Assignments by Certain Committed Purchasers. Any Committed Purchaser may assign to one or more Persons (each a “Purchasing Committed Purchaser”), reasonably acceptable to the related Purchaser Agent in its sole discretion, and, prior to the occurrence of a Termination Event, with the consent of the Seller (such consent not to be unreasonably withheld), any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Committed Purchaser, such selling Committed Purchaser, such related Purchaser Agent and the Administrator and, if applicable, Seller. Any such assignment by Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Committed Purchaser to the selling Committed Purchaser of the agreed purchase price, if any, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party hereto and shall have all the rights and obligations of a Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Committed Purchaser allocable to such Purchasing Committed Purchaser shall be equal to the amount of the Commitment of the selling Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Committed Purchaser as a “Committed Purchaser” and any resulting adjustment of the selling Committed Purchaser’s Commitment. Any Committed Purchaser may pledge or assign any of its rights (including, without limitation, rights to payment of principal and interest) hereunder to any Federal Reserve Bank without notice to or consent of the Seller, the Servicer, any other Purchaser, any Purchaser Agent or the Administrator; provided, that no such pledge or assignment shall release such Committed Purchaser from any of its obligations hereunder or substitute such pledgee or assignee for such Committed Purchaser as a party hereto.
In addition to the foregoing, any Committed Purchaser may, with the consent of the relevant Conduit Purchaser taking assignment and the Seller (such consent not to be unreasonably delayed or withheld), at any time assign to any Conduit Purchaser then included in its Purchaser Group all or any portion of such Committed Purchaser’s Capital together with its rights (including, without limitation, the right to receive related Discount and Fees and its related interest in the Pool Assets) and obligations (excluding such Committed Purchaser’s Commitment, which shall be retained by such Committed Purchaser) with respect thereto; provided that, promptly following any such assignment, such Committed Purchaser (or its

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Purchaser Agent) shall deliver to the Administrator, the Servicer and the Seller written notice of such assignment specifying the portion of Capital so assigned and executed by such Committed Purchaser and the applicable Conduit Purchaser, which written notice shall be recorded in the Register pursuant to clause (b) above.
(f)Assignments to Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Program Support Providers, participating interests in its portion of the Purchased Interest. In the event of any such grant by such Conduit Purchaser of a participating interest to a Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Program Support Provider of any Conduit Purchaser hereunder shall be entitled to the benefits of Sections 1.7, 1.8 and 1.9.
(g)Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Purchaser may not, without the prior consent of its Committed Purchaser and, so long as no Termination Event or Unmatured Termination Event is continuing, the Seller (such consent by the Seller not to be unreasonably withheld or delayed), make any such transfer of its rights hereunder unless the assignee (i) (x) is a multi-seller asset-backed commercial paper conduit that is sponsored the Committed Purchaser (or an Affiliate thereof) for the assigning Conduit Purchaser or (y) is a Committed Purchaser or Liquidity Provider for the assigning Conduit Purchaser, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) in the case of an assignee described in clause (i)(x) above, issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).
SECTION 4.Costs, Expenses and Taxes. By way of clarification, and not of limitation, of Sections 1.7 or 3.1, the Seller shall pay to the Administrator and each member of each Purchaser Group on demand all reasonable costs and expenses in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement or the other Transaction Documents, (ii) the sale of the Purchased

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Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group party to this Agreement of the obligations of the Seller, the Servicer, the Originators or the Sub-Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Collection Accounts (and any related Lock-Box), including reasonable fees, costs and expenses of legal counsel for the Administrator and each member of each Purchaser Group relating to any of the foregoing or to advising the Administrator, any member of any Purchaser Group party to this Agreement or any related Program Support Provider about its rights and remedies under any Transaction Document or any related Funding Agreement and all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Administrator and each Purchaser Agent in connection with the enforcement or administration of the Transaction Documents or any Funding Agreement. The Seller and Servicer shall, subject to the provisos set forth in Section 1(e) and Section 2(e) of Exhibit IV hereto, reimburse the Administrator and each member of each Purchaser Group for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer. The Seller shall reimburse each Conduit Purchaser on demand for all reasonable costs and expenses incurred by such Conduit Purchaser or any shareholder of such Conduit Purchaser in connection with the Transaction Documents or the transactions contemplated thereby, including certain costs related to the auditing of such Conduit Purchaser’s books by certified public accountants, and the Rating Agencies and reasonable fees and out-of-pocket expenses of counsel of the Administrator and each member of each Purchaser Group, or any shareholder or administrator of such, for advice relating to such Conduit Purchaser’s operation. Administrator and each member of each Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing all of such entities will be represented by a single law firm.
(b)In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
SECTION 5.No Proceedings; Limitation on Payments. Each of the Seller, FleetCor, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement.
(b)Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has

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received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.
(c)Each of FleetCor, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the Final Payout Date; provided, however, that the Administrator shall not be prohibited from taking any such action with the consent of the Majority Purchaser Agents. The provisions of this paragraph shall survive any termination of this Agreement.
SECTION 6.GOVERNING LAW AND JURISDICTION.
(a)THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

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SECTION 7.Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, and (b) the Seller’s legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding the Seller, the Servicer, the Originators and the Sub-Originators; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Servicer, (ii) legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) any nationally recognized statistical rating organization, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes and (vi) any regulatory authorities having jurisdiction over the Administrator, the Purchaser Agents, any Purchaser or any Program Support Provider.
SECTION 8.Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
SECTION 9.Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.
SECTION 10.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
SECTION 11.Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise

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inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
SECTION 12.Right of Setoff. Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured); provided that such Purchaser (or the related Purchaser Agent) shall notify Seller concurrently with such setoff.
SECTION 13.Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
SECTION 14.Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.
SECTION 15.Purchaser Groups’ Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
SECTION 16.USA Patriot Act. Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Covered Entities, which information includes the name, address, tax identification number and other information regarding the Covered Entities that will allow the Administrator and the Purchasers to identify the Covered Entities in accordance with the

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PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller, and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
SECTION 17.[Reserved].
SECTION 18.BP Purchase Option. Not later than the date that is ninety (90) days prior to any exercise by BP of its “Option” or “Purchase Option” (in each case, described in clause 1(g) of Exhibit IV) the Seller and FleetCor shall provide the Administrator and each Purchaser Agent written notice thereof. On and after the date that is ninety (90) days prior to any exercise by BP of such “Option” or “Purchase Option,” the Seller shall cease purchasing or otherwise acquiring from FleetCor, and FleetCor shall cease selling or otherwise transferring to the Seller, under the Sale Agreement, new Receivables originated pursuant to the BP Card Issuing and Operating Agreement. On and after the date that is thirty (30) days prior to any exercise by BP of such “Option” or “Purchase Option,” all Receivables originated pursuant to the BP Card Issuing and Operating Agreement shall cease to constitute “Eligible Receivables” for all purposes. In order to permit BP’s exercise of such “Option” or “Purchase Option,” the Seller may (but shall not be required to), on the date thereof, sell to FleetCor any remaining Receivables it may then own that were originated pursuant to the BP Card Issuing and Operating Agreement; provided, that FleetCor shall pay the Seller a purchase price equal to fair market value (as reasonably agreed upon by FleetCor and the Seller) in cash, which purchase price shall constitute Collections for all purposes hereof. In connection with such sale, on the date thereof, the Administrator shall release its security interest and/or ownership interest, if any, in such remaining Receivables originated pursuant to the BP Card Issuing and Operating Agreement then being reconveyed and such Receivables shall cease to be Pool Receivables.
SECTION 19.Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such

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shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
FLEETCOR FUNDING LLC, as Seller
By:
Name: Eric Dey
Title: Chief Financial Officer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer
By:
Name: Eric Day
Title: Chief Financial Officer

743517908 04351262	S-1	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for its Purchaser Group
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Administrator
By:
Name:
Title:

743517908 04351262	S-2	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:______________________________________
Name:
Title:

743517908 04351262	S-3	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

REGIONS BANK, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:______________________________________
Name:
Title:

743517908 04351262	S-4	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

MUFG BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its and Victory Receivables Corporation’s Purchaser Group

By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser for MUFG Bank, Ltd.’s Purchaser Group

By:
Name:
Title:

743517908 04351262	S-5	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

MIZUHO BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:______________________________________
Name:
Title:

743517908 04351262	S-6	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

THE TORONTO-DOMINION BANK, as a Committed Purchaser

By:____________________________________
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK, as a Conduit Purchaser for The Toronto-Domino Bank’s Purchaser Group

By:____________________________________
Name:
Title:

THE TORONTO-DOMINION BANK, as Purchaser Agent for its and Reliant Trust’s Purchaser Group

By:____________________________________
Name:
Title:

743517908 04351262	S-7	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

THE BANK OF NOVA SCOTIA, as a Committed Purchaser

By:____________________________________
Name:
Title:

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for The Bank of Nova Scotia’s Purchaser Group

By:____________________________________
Name:
Title:

THE BANK OF NOVA SCOTIA, as Purchaser Agent for its and Liberty Street Funding LLC’s Purchaser Group

By:____________________________________
Name:
Title:

743517908 04351262	S-8	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

743517908 04351262	S-9	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

EXHIBIT I
DEFINITIONS
As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.
“Administrator” has the meaning set forth in the preamble to this Agreement.
“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of (a) the Administrator (for the benefit of the Purchasers) and (b) BP with respect to the “Option” or “Purchase Option” described in clause 1(g) of Exhibit IV shall not in either case constitute an Adverse Claim.
“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means the amount paid to the Seller in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Aggregate Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.
“Agreement” has the meaning set forth in the preamble hereto.
“Alternate Rate” for any day in any Yield Period for any Capital (or portion thereof) funded on such day by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to: (a) with respect to each LMIR Purchaser, (i) LMIR for such day or (ii) if LMIR is unavailable pursuant to Section 1.10, the Base Rate for such Yield Period and (b) with respect to any Purchaser that is not a LMIR Purchaser, (i) the Euro-Rate for such Yield Period or (ii) if the Euro-Rate is unavailable pursuant to Section 1.10, the Base Rate for such Yield Period; provided, however, that, notwithstanding the foregoing, the “Alternate Rate” for each Purchaser on any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 3.0% per annum above the Base Rate in effect on such day and (y) the “Alternate Rate” as calculated in clause (a) or (b) above, as applicable.

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“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which the Seller, Servicer or any of their respective Subsidiaries conduct business.
“Anti-Terrorism Law” means any law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.
“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Committed Purchaser) as its “reference rate” or “prime rate”, as applicable. Such “reference rate” (or “prime rate”, as applicable) is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and
(b)0.50% per annum above the latest Overnight Bank Funding Rate.
“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, any Sub-Originator, FleetCor or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“BP” means BP Products North America, Inc. and its successors.
“BP Card Issuing and Operating Agreement” means (x) before February 29, 2016, that certain Card Issuing and Operating Agreement, dated as of December 21, 2004, between FleetCor and BP, as amended, restated, supplemented or otherwise modified from time to time, and (y) on or

743517908 04351262	I-2

after February 29, 2016, means that certain Amended and Restated Fleet Card Agreement, dated as of February 29, 2016, between FleetCor and BP, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“BP Receivable” means (a) any indebtedness and other obligations owed to FleetCor or the Seller or any right of FleetCor or the Seller to payment from or on behalf of BP (including, if applicable, in respect of any Excise Tax Return Receivables), or any right to reimbursement for funds paid or advanced by FleetCor or the Seller on behalf of BP (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return Receivables (whether or not earned by performance) under the BP Card Issuing and Operating Agreement, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto and (b) any Receivable originated under or pursuant to an agreement now existing or hereafter entered into between FleetCor and a processor, which agreement FleetCor has identified in the “Notice of Clause B Agreement” delivered by FleetCor to the Administrator on February 4, 2013 or in any subsequent written notice delivered by FleetCor to the Administrator from time to time thereafter substantially in the form of such February 4, 2013 notice (including without limitation, any such Receivable owing by a “Customer” or “Cardholder” and arising from a “Card” “Transaction”, as such terms are defined in such agreements); provided that FleetCor shall deliver to the Administrator a copy of any such agreement with a processor promptly following the effectiveness thereof. Indebtedness and other obligations arising from any one transaction described above, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a BP Receivable separate from a BP Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, or New York City, New York, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.
“Capital” means with respect to any Purchaser the amount paid to the Seller by such Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Cease Commingling Date” means the earlier to occur of: (i) the date on which any Termination Event or Unmatured Termination Event shall occur or (ii) June 30, 2019 (or such later date consented to in writing by the Administrator in its sole discretion).
“Certificate of Withholding” has the meaning set forth in Section 1.9(b) of this Agreement.
“Change in Control” means either of the following: (I) FleetCor ceases to own, directly or indirectly, (a) 100% of the capital stock of the Seller free and clear of all Adverse Claims other

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than the pledge of any such interest therein of FleetCor solely pursuant to (i) the Credit Facility and related documents and (ii) any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility, in either case, if the lenders or finance providers with respect to which (A) require an assignment of such equity interest, (B) are parties reasonably acceptable to the Administrator and (C) agree in writing to the terms of a letter agreement in substantially the form of Annex G hereto or (b) a majority of the capital stock, membership interest or other equity interest of any Originator (other than FleetCor) or Sub-Originator free and clear of all Adverse Claims other than the pledge thereof under the Credit Facility or any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility or (II) a “Change of Control” (as such term is defined in the Credit Agreement in effect on the Closing Date without giving effect to any amendment, supplement, modification or waiver of such term after the Closing Date or any substitution or replacement of such term under any substitute or replacement credit or financing facility after the Closing Date, unless the Administrator and the Majority Purchaser Agents shall have consented in writing thereto (such consent not to be unreasonably withheld)).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Chevron” means Chevron U.S.A. Inc., a Pennsylvania corporation, and its successors.
“Chevron Card Program Master Agreement” means that certain Card Program Master Agreement, dated as of August 29, 2007, by and among Chevron and FleetCor, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Chevron Collections” means, with respect to any Chevron Receivable: (a) all funds that are received by Fleetcor or any Affiliate thereof, in payment of any amounts owed in respect of such Chevron Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Chevron Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or

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property of the related obligor or any other Person directly or indirectly liable for the payment of such Chevron Receivable and available to be applied thereon) and (b) all other proceeds of such Chevron Receivable.
“Chevron Purchase and Assumption Agreement” means that certain Purchase and Assumption Agreement, dated as of August 29, 2007, by and between Chevron and FleetCor, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Chevron Receivable” means (a) any indebtedness and other obligations owed to FleetCor or the Seller or any right of FleetCor or the Seller to payment from cardholders pursuant to the Chevron Card Program Master Agreement (including, if applicable, in respect of any Excise Tax Return Receivables and any amounts owed to Chevron thereunder including payments for merchandise, goods and services obtained using “Program Products” (as defined in the Chevron Card Program Master Agreement), and any transaction, processing or other fees or charges payable to Chevron or to the merchants honoring the “Program Products” (as defined in the Chevron Card Program Master Agreement)), or any right to reimbursement for funds paid or advanced by FleetCor or the Seller on behalf of Chevron or cardholders pursuant to the Chevron Card Program Master Agreement (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return Receivables (whether or not earned by performance) under the Chevron Card Program Master Agreement, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto and (b) all accounts receivable acquired or purported to be acquired by FleetCor from Chevron pursuant to the terms of the Chevron Purchase and Assumption Agreement; provided, however, that “Chevron Receivable” shall exclude any BP Receivable. Indebtedness and other obligations arising from any one transaction described above, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Chevron Receivable separate from a Chevron Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Closing Date” means November 14, 2014.
“Collection Account” means each deposit account listed on Schedule II to this Agreement and maintained at a bank for the purpose of receiving Collections.
“Collection Account Agreement” means, with respect to each Collection Account, a deposit account control agreement (or similar agreement), among the Seller, the Servicer, the Administrator and a  Bank providing the Administrator with control of such Collection Account and the right to assume exclusive control of such Collection Account.
“Collection Account Bank” means, with respect to any Collection Account, the bank maintaining such Collection Account.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Sub-Originator, FleetCor, the Seller or the Servicer (or any Sub-Servicer or agent on its behalf) in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of

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such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all amounts received in connection with any sale by the Seller to BP of BP Receivables (and Related Security with respect thereto) pursuant to the BP Card Issuing and Operating Agreement, as contemplated by the terms of clause(g) of paragraph 1 in Exhibit IV and (d) all other proceeds of such Pool Receivable.
“Comdata Originator” means Comdata Inc., Comdata TN, Inc. or Comdata Network, Inc. of California
“Comdata Receivable” means any indebtedness and other obligations owed to a Comdata Originator or the Seller or any right of the Seller or any Comdata Originator to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by the Seller or any Comdata Originator on behalf of an Obligor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, arising in connection with the sale of goods or the rendering of services by any Comdata Originator (including, without limitation, any obligation to pay any finance charges with respect thereto) in connection with the “Comdata Card”, “Comcheks” and “Comdata MasterCard Program” and which are identified in the related Comdata Originator’s GEAC accounting system as having one of the following designations:
(a)COMPANY NO 01 and an account code of “000000000” followed by a two-alpha, three numeric identification system (such designation identifying the obligation as belonging to the “Company 1” accounting classification),
(b)COMPANY NO MC and an account code of “000000000” followed by a two-alpha, three numeric identification system (such designation identifying the obligation as belonging to the “MasterCard Company” accounting classification), or
(c)COMPANY NO GV and an account code of “000000000” followed by a two-alpha, three numeric identification system (such designation identifying the obligation as belonging to the “Governmental Company” accounting classification), or any successor designation in effect hereafter as approved in writing by the Administrator (such approval not to be unreasonably withheld or delayed) that identifies the same type of receivables as are identified by the foregoing account codes on the date hereof together with any right to receive payment therefor under any related Contract (whether from the Obligor or otherwise).
“Commitment” means, with respect to any Committed Purchaser or its Purchaser Group (as the case may be), the amount set forth on Schedule V for such Committed Purchaser or in the Assumption Agreement or other agreement pursuant to which it became a Committed Purchaser, in either case, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(e) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b). Upon the occurrence of the Facility Termination Date, each Commitment shall be automatically reduced to zero.
“Committed Purchaser” means PNC, Wells, Regions, MUFG and each other Person that from time to time becomes a party hereto as a Committed Purchaser pursuant to an Assumption

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Agreement or a Transfer Supplement or otherwise in accordance with the terms hereof. For the avoidance of doubt, any reference to a “Related Committed Purchaser” in any other Transaction Document shall be deemed to be a reference to a “Committed Purchaser.” Any reference to the “related” Committed Purchaser of any Conduit Purchaser (or words to similar effect) shall be deemed to be a reference to the Committed Purchaser in such Conduit Purchaser’s Purchaser Group.
“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.
“Concentration Percentage” means (i) for any Group A Obligor, 10.00%, (ii) for any Group B Obligor, 8.00%, (iii) for any Group C Obligor, 6.00% and (iv) for any Group D Obligor, 4.00%.
“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.
“Conduit Purchaser” means Victory and each other commercial paper conduit that becomes a party to this Agreement, as a Conduit Purchaser pursuant to an Assumption Agreement or otherwise in accordance with the terms hereof. Any reference to the “related” Conduit Purchaser of any Committed Purchaser (or words to similar effect) shall be deemed to be a reference to the Conduit Purchaser (if any) in such Committed Purchaser’s Purchaser Group.
“Consolidated Leverage Ratio” has the meaning assigned to such term in the Credit Agreement as in effect as of August 30, 2018 without giving effect to any amendment, supplement, modification or waiver of such term (or any other term constituting a direct or indirect component thereof) after August 30, 2018 or any substitution or replacement of such term (or any other term constituting a direct or indirect component thereof) under any substitute or replacement credit or financing facility after August 30, 2018, unless the Administrator and the Majority Purchaser Agents shall have consented in writing thereto.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Covered Entity” means (a) the Seller, the Servicer, FleetCor, Holdings, each Originator, each Sub-Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser,

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other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in a Purchaser Group Fee Letter, an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 2.0% per annum above the Base Rate as in effect on such day and (y) the CP Rate as determined above pursuant to this definition.
“Credit Agreement” means that certain Credit Agreement, dated as of October 24, 2014, among, inter alia, FleetCor, as borrower, Holdings and Bank of America, N.A., as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Credit Agreement Near Maturity Period” shall be continuing as of any date of determination if any “Maturity Date” then applicable to any “Loan” then outstanding under the Credit Agreement shall fall on a date that is (x) prior to the date set forth in clause (a) of the definition of “Facility Termination Date” set forth in this Agreement and (y) not more than 91 days from such date of determination; provided that in the event of a Permitted Refinancing of the Credit Agreement, the term “Maturity Date” shall instead be deemed to refer to the maturity date (howsoever defined) in the documentation in respect of a Permitted Refinancing of the Credit Agreement.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator, Sub-Originator and of FleetCor in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.

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“Credit Facility” means the credit facility evidenced by the Credit Agreement and all other agreements (including, without limitation, any collateral security agreements), certificates, instruments and documents executed or delivered under or in connection with the Credit Agreement.
“Credit Risk Retention Rules” means (i) Section 15G of the Securities Exchange Act of 1934, as amended, and (ii) Articles 5 and 6 of Regulation (EU) 2017/2402 of the European Parliament and of the Council, in each case, together with the rules and regulations thereunder.
“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Receivables that are Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales related to all Receivables made by the Originators or Sub-Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90.
“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).
“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.
“Defaulted Receivable” means a Receivable:
(a)as to which any payment, or part thereof, remains unpaid for more than 90 days (or such lesser number of days approved in writing by the Seller and the Administrator for Receivables originated by any specified Originator) from the original due date for such payment; or
(b)without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible in accordance with the Credit and Collection Policy.
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Receivables that are Pool Receivables that became Defaulted Receivables during such calendar month (other than Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the aggregate credit sales related to the Receivables made by the Originators or Sub-Originators during the calendar month that is four calendar months before such calendar month (or, with respect to the aggregate credit sales related to the Receivables made by any Originator specified in the parenthetical to clause (a) of the definition of Defaulted Receivable, such other calendar month or period approved in writing by the Seller and the Administrator).

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“Defaulting Purchaser” means any Committed Purchaser that (a) has failed to (i) fund any portion of any Purchase (whether directly or indirectly) required to be funded by it within two Business Days of the date required to be funded or (ii) fails to pay the Swingline Purchaser its Swingline Settlement Amount or any interest accrued thereon, (b) has notified the Seller or the Administrator in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations (whether direct or indirect) with respect to any Purchase (unless such writing or public statement indicates that such position is based on such Committed Purchaser’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Termination Event) to funding a Purchase cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Seller or the Administrator made in good faith to provide a certification in writing from an authorized officer of such Committed Purchaser that it will comply with its obligations (and is financially able to meet such obligations) to fund (whether directly or indirectly) prospective Purchases, provided that such Committed Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon such requesting Committed Purchaser’s receipt of such certification in form and substance satisfactory to it and the Administrator or (d) has (i) become the subject of an Insolvency Proceeding or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Committed Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Committed Purchaser or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Committed Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Committed Purchaser (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Committed Purchaser.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Receivables that are Pool Receivables that were Delinquent Receivables on such day (other than Excise Tax Return Receivables) by (b) the aggregate Outstanding Balance of all Receivables that are Pool Receivables on such day (other than Excise Tax Return Receivables).
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.
“Dilution Horizon Ratio” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the aggregate credit sales related to all Receivables made by all of the Originators and Sub-Originators during the most recently ended calendar month, to (b) the Net Receivables Pool Balance.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar

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month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement related to all Receivables during such calendar month (provided that solely for purposes of this calculation, such amount shall exclude payments related to credit adjustments during such month with respect to volume rebates and excise tax credits that were credited to the related Obligor and simultaneously debited to the Outstanding Balances of the related Pool Receivables at the time of billing such Pool Receivables) by (b) the aggregate credit sales related to all Receivables made by all of the Originators and Sub-Originators during such calendar month.
“Dilution Reserve Percentage” means, on any day, the product of (a) the sum of (i) 2.50 times the average of the Dilution Ratios for the twelve most recent calendar months, plus (ii) the Dilution Spike Factor, multiplied by (b) the Dilution Horizon Ratio.
“Dilution Spike Factor” means, for any calendar month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months and (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.
“Discount” means with respect to any Purchaser:
(a)for any Portion of Capital for any Yield Period (or any portion thereof) with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Yield Period (or any portion thereof) through the issuance of Notes:
CPR x C x ED/360 + YPF
(b)for any Portion of Capital for any Yield Period (or any portion thereof) with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Yield Period (or any portion thereof) through the issuance of Notes:
AR x C x ED/Year + YPF
where:
AR    =     the Alternate Rate for such Portion of Capital for such Yield Period (or any portion thereof) with respect to such Purchaser,
C    =    the Capital with respect to such Portion of Capital during such Yield Period (or any portion thereof) with respect to such Purchaser,
CPR     =    the CP Rate for the Portion of Capital for such Yield Period (or any portion thereof) with respect to such Purchaser,

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ED    =    the actual number of days during such Yield Period (or any portion thereof),
Year    =    if such Portion of Capital is funded based upon: (i) the Euro-Rate or LMIR, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and
YPF    =    the Yield Protection Fee, if any, for the Portion of Capital for such Yield Period (or any portion thereof) with respect to such Purchaser;
provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. In addition to the foregoing, any interest accrued and payable by the Seller to the Administrator pursuant to Section 1.2(b)(ii) shall constitute “Discount” payable to the Administrator hereunder for all purposes.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eligible Collection Account” means a Collection Account maintained in the name of the Seller and subject to a Collection Account Agreement.
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)the Obligor of which is (i) a resident of the United States or Canada, (ii) not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) not an Affiliate of FleetCor or any Affiliate of FleetCor, (iv) a commercial entity and is not a “consumer obligor” (as such term is defined in any applicable UCC), (v) not the Obligor with respect to Defaulted Receivables (in the aggregate) with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables, (vi) not a Sanctioned Obligor and (vii) not an Excluded Obligor (except, in the case of this clause (vii), with respect to Receivables originated prior to the applicable Excluded Obligor Date, subject to Section 4.7(c));

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(b)that (i) is denominated and payable only in U.S. dollars in the United States or Canada, and (ii) with respect to any Receivable billed or invoiced after December 14, 2014, the related Obligor has been instructed to remit (or has authorized the Servicer or an Originator to debit such Obligor’s account and remit on such Obligor’s behalf) Collections in respect thereof to an Eligible Collection Account (or, solely during the period beginning on the Closing Date and ending on (but including) the 180th day after the Closing Date, a Transition Collection Account) or related Lock-Box in the United States of America or Canada;
(c)that is not a Delinquent Receivable or a Defaulted Receivable;
(d)that does not have a stated maturity which is more than 90 days after the original invoice date of such Receivable;
(e)that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator’s or Sub-Originator’s business;
(f)that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;
(g)that conforms in all material respects with all applicable laws, rulings and regulations in effect;
(h)that is not the subject of any asserted dispute or any offset (including, without limitation, any contra payable or sales tax payable by FleetCor to a taxing authority), hold back, defense, Adverse Claim or other claim, but any such Pool Receivable shall be ineligible only to the extent of such dispute, offset, hold back, defense, Adverse Claim or other claim;
(i)that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy;
(j)that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement;
(k)in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor); provided, however, that Excise Tax Return Receivables which otherwise meet each of the other criteria set forth in this definition shall not fail to be “Eligible Receivables” hereunder for failure to satisfy this clause (k);
(l)for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security

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interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
(m)that constitutes an account or payment intangible as defined in the UCC, and that is not evidenced by instruments or chattel paper;
(n)for which none of the Originator or Sub-Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor;
(o)that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator or Sub-Originator thereof;
(p)that, if such Receivable is an Excise Tax Return Receivable, it does not relate to the State of Mississippi, the State of Delaware or any other State designated by the Administrator (with the consent of the Majority Purchaser Agents) to the Seller in writing; and
(q)that, if such Receivable is a BP Receivable, (i) arises under the BP Card Issuing and Operating Agreement and is serviced by the Servicer or by a Person reasonably satisfactory to the Majority Purchaser Agents pursuant to the terms of an alternate sub-servicing agreement, in form and substance reasonably satisfactory to the Majority Purchaser Agents pursuant to guidelines and policies which have been approved in writing by each of the Majority Purchaser Agents and (ii) has not been deemed ineligible pursuant to Section 6.18.
    “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual violation by any Purchaser of any applicable Anti-Terrorism Law if any Purchaser were to obtain an encumbrance on, lien on, pledge of or security interest in such property, or provide services in consideration of such property.
    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator, any Sub-Originator or FleetCor, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator, any Sub-Originator or FleetCor, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal

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Revenue Code) as the Seller, any Originator, any Sub-Originator, any corporation described in clause (a) or any trade or business described in clause (b).
“Erroneous Payment” has the meaning assigned to it in Section 5.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 5.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 5.10(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 5.10(d).
“Euro-Rate” means with respect to any Yield Period, the greater of (a) 0.00% and (b) the interest rate per annum determined by the applicable Purchaser Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by such Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Yield Rate and based upon the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:
Average of London interbank offered rates as reported on
the Reuters Screen LIBOR01 Page or appropriate successor
Euro-Rate =
1.00 - Euro-Rate Reserve Percentage
where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Yield Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).
“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a

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Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Excess Concentration Amount” means the sum of the following (without duplication):
(a)the sum of the amounts calculated for each of the Obligors (other than the Internal Revenue Service) equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor then in the Receivables Pool, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(b)the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Excise Tax Return Receivables, exceeds (ii) 2.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(c)the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Revolving Receivables, exceeds (ii) 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(d)solely during the period beginning on the 90th day after the Closing Date and ending on (but including) the 180th day after the Closing Date (it being understood that the amount determined pursuant to this clause shall be deemed to be zero at all times other than during such period), the amount (if any)  by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are New Receivables for which the related Obligors have not yet been instructed to remit Collections in respect thereof solely to an Eligible Collection Account or related Lock-Box, exceeds (ii) 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(e)the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that have a stated maturity which is more than 30 days after the original invoice date of such Receivable exceeds (ii) 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Excise Tax Return Receivables” means Federal and State excise tax refund claims filed by any Originator or Sub-Originator to recover taxes paid by any Originator or Sub-Originator related to sales to tax-exempt Obligors whereby any Originator or Sub-Originator is legally entitled to receive such refund claims.
“Excluded Obligor” means any Obligor or any Subsidiary thereof listed on Schedule VII to this Agreement from time to time that (i) the Seller, the Servicer, the Administrator and the Majority Purchaser Agents have agreed in writing shall constitute an “Excluded Obligor” or (ii)

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has been designated as such in an Excluded Obligor Request that has satisfied each of the requirements set forth in Section 4.7 of this Agreement.
“Excluded Obligor Date” means, with respect to each Excluded Obligor, the applicable date designated as such in the related Excluded Obligor Request or in a separate writing delivered in accordance with clause (i) of the “Excluded Obligor” definition.
“Excluded Obligor Request” means a request, in substantially the form of Annex H to this Agreement, made by or on behalf of the Servicer pursuant to Section 4.7 of this Agreement.
“Excluded Receivable” means any (i) Chevron Receivable, (ii) FEMA Receivable, or (iii) Receivable originated on or after the applicable Excluded Obligor Date, the Obligor of which is an Excluded Obligor or any Subsidiary thereof.
“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Facility Termination Date” means the earliest to occur of: (a) with respect to each Purchaser, March 29, 2024, subject to any extension pursuant to Section 1.11 of this Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such Exiting Purchaser and the Ratable Shares of the Purchaser Groups shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of this Agreement, (d) with respect to each Purchaser Group, the date that the commitment, of the Committed Purchaser in such Purchaser Group terminates pursuant to Section 1.11, (e) the date which is 60 days after the date on which the Administrator and each Purchaser Agent has received written notice from the Seller of its election to terminate the Purchase Facility and (f) during any Credit Agreement Near Maturity Period, the first occurring “Maturity Date” for any “Loan” then outstanding under the Credit Agreement.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.
“FEMA Collections” means, with respect to any FEMA Receivable: (a) all funds that are received by Fleetcor or any Affiliate thereof, in payment of any amounts owed in respect of such FEMA Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such FEMA Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such FEMA Receivable and available to be applied thereon) and (b) all other proceeds of such FEMA Receivable.
“FEMA Receivable” means any indebtedness and other obligations owed to an Originator, FleetCor or the Seller or any right of any Originator, FleetCor or the Seller to payment from the

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Federal Emergency Management Agency (FEMA), an agency of the United States Department of Homeland Security.
“Final Payout Date” means the date on or after the Facility Termination Date when (i) the Aggregate Capital has been reduced to zero, (ii) all accrued Discount has been paid in full and (iii) all other amounts owed to the Administrator, the Purchaser Agents, the Purchasers the Indemnified Parties and the other Affected Persons by the Seller, the Originators, the Sub-Originators, FleetCor, Holdings and the Servicer under this Agreement and the other Transaction Documents have been paid in full.
“Fitch” means Fitch Ratings.
“FleetCor” has the meaning set forth in the preamble to this Agreement.
“Foreign Purchaser” has the meaning set forth in Section 1.9(b) of this Agreement.
“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A-l” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” or better by Moody’s on

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such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor” or “Group B Obligor” in which case such Obligor shall be separately treated as a Group A Obligor or Group B Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and S&P shall be a Group D Obligor.
“Holdings” means FleetCor Technologies, Inc., a Delaware corporation.
“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.
“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.
“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the

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benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Interim Collection Account Administration Agreement” means the Interim Collection Account Administration Agreement, dated as of date hereof, among the Seller, Comdata Receivables, Inc. Comdata Inc., Servicer, Wells, as Collection Account Administrative Agent, and the Administrator, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Interim Collection Account Administrative Agent” means Wells, in its capacity as the “Collection Account Administrative Agent” under the Interim Collection Account Administration Agreement.
“Interim Collection Account Agreement” means each “Comdata Control Agreement” as defined in the Interim Collection Account Administration Agreement.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.
“Joinder Conditions” means, as to any Small Originator that is proposed to join the Sale Agreement as an Originator, (i) such proposed additional Small Originator shall have delivered to the Administrator each of the documents with respect to such Originator described in Section 4.3 of the Sale Agreement, in each case in form and substance reasonably satisfactory to the Administrator, (ii) the aggregate Outstanding Balance of all Receivables of such Small Originator plus the aggregate Outstanding Balance of all Receivables of each other Small Originator joined to the Sale Agreement pursuant to an amendment not consented to by the Majority Purchaser Agents during the previous 12 months do not exceed, as of any date of determination, 10.0% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool, (iii) no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing and (iv) no Termination Event or Unmatured Termination Event shall have occurred and be continuing.
“LCR Security” means any commercial paper or security (other than equity securities issued to Teleflex or any Originator that is a consolidated subsidiary of FleetCor under GAAP) within the meaning of Paragraph __.32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
“LMIR” means for any day during any Yield Period, the greater of (a) 0.00% and (b) the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00

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a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“LMIR Purchaser” means each of PNC, Wells, Regions and any other Purchaser that agrees in writing with the Seller that its Alternate Rate shall be determined by reference to LMIR, rather than the Euro-Rate.
“Lock-Box” means each post office box listed on Schedule II to this Agreement maintained by a Collection Account Bank and associated with a Collection Account for purposes of receiving checks and other remittances of Collections for deposit to such Collection Account.
“Loss Horizon Ratio” means, at any time, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and Sub-Originator during the three most recent calendar months, plus (ii) 50% of the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and Sub-Originator during the fourth most recent calendar month by (b) the Net Receivables Pool Balance.
“Loss Reserve Percentage” means, at any time, the product of (b) 2.50, multiplied by (b) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (c) the Loss Horizon Ratio.
“Majority Purchaser Agents” means, at any time, one or more Purchaser Agents of Purchaser Groups that have aggregate Commitments (or, following the Facility Termination Date, Group Capital) equal to 66 2/3% of the Purchase Limit (or, following the Facility Termination Date, the Aggregate Capital); provided, however, that so long as there is more than one Purchaser Group, no single Purchaser Agent shall constitute the “Majority Purchaser Agents;” and provided, further, that solely for purposes of this definition, (i) the Commitment and Capital of any Defaulting Purchaser and its related Conduit Purchaser (if any) shall be disregarded (and subtracted from the Purchase Limit) until such time as the relevant Committed Purchaser no longer constitutes a Defaulting Purchaser and (ii) so long as any amount is owed by any Committed Purchaser to the Administrator pursuant to Section 1.2(b)(ii), (x) the Commitment of the Purchaser Group containing the Person then serving as Administrator shall be deemed to have been increased by such amount and (y) the Commitment of the Purchaser Group containing such Committed Purchaser shall be deemed to have been decreased by such amount.
“Material Acquisition” has the meaning assigned to such term in the Credit Agreement as in effect as of August 30, 2018 without giving effect to any amendment, supplement, modification or waiver of such term (or any other term constituting a direct or indirect component thereof) after August 30, 2018 or any substitution or replacement of such term (or any other term constituting a direct or indirect component thereof) under any substitute or replacement credit or financing facility after August 30, 2018, unless the Administrator and the Majority Purchaser Agents shall have consented in writing thereto.
“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:
(a)the assets, operations, business or financial condition of such Person,

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(b)the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,
(c)the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Pool Receivables, or
(d)the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or the Seller’s interest in the Pool Assets.
“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months, multiplied by (b) the Dilution Horizon Ratio.
“Monthly Information Package” means each report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to this Agreement.
“Monthly Settlement Date” means the 1st day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and continuation of any Termination Event, the Monthly Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Monthly Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Monthly Settlement Date pursuant to this definition.
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” has the meaning set forth in the preamble to this Agreement.
“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration Amount; provided, that, for purposes of any Weekly Information Package, such calculation shall be made according to the methodology determined by the Administrator, with the consent (which consents maybe be provided by email) of each Purchaser Agent.
“New Receivable” means a Receivable originated by Pacific Pride Services, LLC, Comdata TN, Inc., Comdata Network Inc, of California or Comdata, Inc. (including Receivables repurchased from Comdata Receivables Inc.).
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

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“Original Agreement” has the meaning set forth in Section of this Agreement entitled “Amendment and Restatement.”
“Originator” means each Person from time to time party to the Sale Agreement as an Originator.
“Other Connection Taxes” means, with respect to any Purchaser, taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such tax (other than connections arising solely from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under or engaged in any other transaction pursuant to this Agreement).
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero percent (0.00%) per annum, then such rate shall be deemed to be zero percent (0.00%) per annum. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.
“Participant” has the meaning set forth in Section 6.3(c) of this Agreement.
“Participant Register” has the meaning set forth in Section 6.3(d) of this Agreement
“Payment Recipient” has the meaning set forth in Section 5.10(a) of this Agreement.
“Performance Guaranty” means the Amended and Restated Performance Guaranty, dated as of the date hereof, by each of FleetCor and Holdings in favor of the Administrator for the benefit of the Purchasers and Purchaser Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Permitted Encumbrances” means (a) liens created or arising in favor of Administrator for the benefit of Purchasers pursuant to the Transaction Documents; and (b) solely in the case of any Originator or any Sub-Originator (i) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by the applicable Originator or Sub-Originator in accordance with GAAP; provided, that the lien shall have no effect on the priority of the liens in favor of Administrator or the value of the assets in which Administrator has such a lien and a stay of enforcement of any such lien shall be in effect; (ii) judgment liens, not in excess of $250,000, that have been stayed or bonded and are being contested in good faith by the applicable Originator or Sub-Originator; provided that proper reserves have been established

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therefor by such Originator or Sub-Originator in accordance with GAAP, and (iii) mechanics’, workers’, materialmen’s or other like liens, not in excess of $100,000, arising in the ordinary course of such Originator’s or Sub-Originator’s business with respect to obligations which are not due or which are being contested in good faith by such Originator or Sub-Originator and for which proper reserves have been established in accordance with GAAP, and which have not been outstanding for longer than 30 days.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal, extension or other refinancing transaction of any Debt of such Person that refinances such Debt in full.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Assets” has the meaning set forth in Section 1.2(e) of this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to each Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.
“Purchase Date” means the date of which a Purchase, Swingline Purchase or Reinvestment is made pursuant to this Agreement.
“Purchase Facility” has the meaning set forth in Section 1.1 of the Sale Agreement.
“Purchase Limit” means $1,300,000,000, as such amount may be increased pursuant to Section 1.1(c) of this Agreement or reduced pursuant to Section 1.1(b) of this Agreement or otherwise in connection with any Exiting Purchaser. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Capital.
“Purchase Notice” has the meaning set forth in Section 1.2(a) to this Agreement.
“Purchase Price” has the meaning set forth in Section 2.1 of the Sale Agreement.

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“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:
Aggregate Capital + Total Reserves
Net Receivables Pool Balance
The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.
“Purchaser” means each Conduit Purchaser, Swingline Purchaser and Committed Purchaser.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.
“Purchaser Group” means, with respect to each Committed Purchaser, its related Conduit Purchaser (if any) and the Purchaser Agent for such Committed Purchaser and such Conduit Purchaser (if any). The Purchaser Groups in existence as of the Closing Date are set forth on Schedule V.
“Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.
“Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.
“Purchasing Committed Purchaser” has the meaning set forth in Section 6.3(e) of this Agreement.
“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.
“Receivable” means (a) with respect to Receivables other than the Comdata Receivables, any indebtedness and other obligations owed to any Originator, Sub-Originator or the Seller or any right of the Seller, any Originator or any Sub-Originator to payment from or on behalf of an Obligor (including, if applicable, in respect of any Excise Tax Return Receivables), or any right to reimbursement for funds paid or advanced by the Seller or any Originator or Sub-Originator on behalf of an Obligor (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return Receivables (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto and (b) the Comdata Receivables; provided that no Excluded Receivable shall constitute a Receivable. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

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“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.
“Receivables Transfer Agreement” means the Receivables Transfer Agreement, dated as of the date hereof, among Comdata Inc., as buyer, and Comdata Receivables, Inc., as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Regions” has the meaning set forth in the preamble to this Agreement.
“Register” has the meaning set forth in Section 6.3(b) of this Agreement
“Reinvest” and “Reinvestment” have the meanings set forth in Section 1.4(b)(ii).
“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a)all of the Seller’s and the Originator or Sub-Originator thereof’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,
(b)all instruments and chattel paper that may evidence such Receivable,
(c)all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,
(d)solely to the extent applicable to such Receivable, all of the Seller’s and the Originator or Sub-Originator thereof’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and
(e)all of the Seller’s and the Originator or Sub-Originator thereof’s rights, interests and claims under the Sale Agreement, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement, the Interim Collection Account Administration Agreement and the other Transaction Documents.
“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
“Responsible Officer” of any Originator or Sub-Originator means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer and, as to any document delivered on the Closing Date, any of the foregoing and,

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in addition, any vice president, secretary or assistant secretary, of such Originator or Sub-Originator. Any document delivered hereunder that is signed by a Responsible Officer of an Originator or Sub-Originator shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Originator or Sub-Originator and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Originator or Sub-Originator.
“Required Capital Amount” means $30,000,000.
“Revolving Receivables” means, on any date of determination, any Pool Receivable (i) with respect to which, FleetCor and the related Obligor have agreed that the outstanding balance under the related Contract may revolve during specified periods, (ii) that is or should be characterized as revolving on FleetCor’s systems and records and (iii) that has been billed and on which, following any scheduled payment date with respect thereto, there continues to remain outstanding a principal balance on invoices issued or recorded prior to such payment date; it being understood that a Receivable which is not treated as a Revolving Receivable during any applicable reporting period because of a failure to satisfy each of clauses (i) through (iii) above during such period may from time to time thereafter be treated as a Revolving Receivable in any one or more subsequent reporting periods in which each of such clauses (i) through (iii) is, in fact, so satisfied at such time.
“Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof among the Seller and the Originators, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement.
“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of sanctions administered by OFAC which broadly prohibit dealings with that country, territory, or region (as of the Closing Date is Iran, Syria, Cuba, North Korea, and the Crimea region of the Ukraine).
“Seller” has the meaning set forth in the preamble to this Agreement.

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“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.
“Servicing Fee Rate” shall have the meaning set forth in Section 4.6 of this Agreement.
“Small Originator” means any wholly-owned Subsidiary (organized under the laws of the United States or any state thereof) of Fleetcor for which the aggregate Outstanding Balance of all Receivables of such Subsidiary do not exceed, as of any date of determination, 3.0% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool.
“Solvent” means, with respect to any Person at any time, a condition under which:
(i)the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;
(ii)the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);
(iii)such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and
(iv)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:
(A)the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;
(B)the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;
(C)the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and
(D)the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

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“Standard & Poor’s” or “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sub-Originator” means each Person party to the Sub-Originator Sale Agreement as a “Seller”.
“Sub-Originator Sale Agreement” means the Receivables Purchase and Sale Agreement, dated as of the date hereof, among Comdata Inc., as buyer, and the Sub-Originators, as sellers, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Swingline Capital” means, at any time, the aggregate outstanding Capital held by the Swingline Purchaser in respect of Swingline Purchases to the extent such Capital has not been voluntarily reduced by the Seller pursuant to Section 1.4(f) or purchased by Committed Purchasers pursuant to Section 1.2(c)(iii).
“Swingline Purchase” has the meaning specified in Section 1.1(a)(i).
“Swingline Purchase Notice” has the meaning specified in Section 1.2(c).
“Swingline Purchaser” means PNC.
“Swingline Settlement Amount” has the meaning specified in Section 1.2(c)(iii).
“Swingline Settlement Date” means (a) every other Monday beginning on and including Monday, April 12, 2021 (or if any such Monday is not a Business Day, the next succeeding Business Day) and (b) such other Business Day as the Swingline Purchaser may specify in writing to the other Purchasers upon not less than one (1) Business Day’s prior written notice. For the avoidance of doubt, the Swingline Settlement Date shall not be the Purchase Date for such Swingline Purchase unless such day is the Facility Termination Date.
“Swingline Statement” has the meaning specified in Section 1.2(c)(iii).
“Swingline Sub-Limit” means $250,000,000.
“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.
“Taxes” has the meaning set forth in Section 1.9(a).
“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

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“Termination Event” has the meaning specified in Exhibit V to this Agreement.
“Total Reserves” means, at any time of determination, an amount equal to the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (y) the sum of the Dilution Reserve Percentage, plus the Loss Reserve Percentage times (b) the Net Receivables Pool Balance.
“Transaction Documents” means this Agreement, the Collection Account Agreements, each Purchaser Group Fee Letter, the Sale Agreement, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement, the Interim Collection Account Administration Agreement, the Performance Guaranty, the BP Card Issuing and Operating Agreement and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Transition Collection Account” means (i) a Collection Account subject to the Interim Collection Account Administration Agreement and (ii) the Collection Account; indentified as deposit account number 4539524 maintained at Wells. On the date when any of the foregoing Collection Accounts become an Eligible Collection Account, such account shall cease to constitute a Transition Collection Account.
“Transfer Supplement” has the meaning set forth in Section 6.3(e) of this Agreement.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.
“U.S. Person” means any “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“Victory” has the meaning set forth in the preamble to this Agreement.
“Weekly Cutoff Date” means (a) with respect to each Originator (other than Comdata Inc.), the most recent Monday (or the next succeeding Business Day if such day is not a Business Day) or (b) with respect to Comdata Inc. and each Sub-Originator, the most recent Sunday; provided, however, that the Administrator may, at is sole discretion, upon at least sixty (60) days’ notice to the Seller designate another day as the Weekly Cutoff Date.
“Weekly Information Package” means a report, in substantially the form of Annex E to this Agreement, furnished to the Administrator and each Purchaser Agent pursuant to Section 1(a)(ii) of Exhibit IV to this Agreement and Section 2(a)(iv) of Exhibit IV to this Agreement, reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
“Weekly Settlement Date” means each Thursday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning with the first Thursday after the Closing Date.
“Wells” has the meaning set forth in the preamble to this Agreement.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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“Yield Period” means (a) with respect to any Portion of Capital funded by the issuance of Notes or with respect to any Portion of Capital funded by a LMIR Purchaser, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending on (but not including) the next occurring Monthly Settlement Date, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Yield Period for such Portion of Capital and ending on (but not including) the next occurring Monthly Settlement Date; and (b) with respect to any Portion of Capital that is not funded by the issuance of Notes or that is funded by a Purchaser other than a LMIR Purchaser, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select; provided, that:
(i)any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, if Discount in respect of such Yield Period is computed by reference to the Euro-Rate or LMIR, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;
(ii)in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a Purchase hereunder (other than a Reinvestment), such Yield Period shall be the day of such purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and
(iii)in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Purchaser Agent).
“Yield Protection Fee” means, for any Yield Period, with respect to any Portion of Capital, to the extent that (i) any payments are made by the Seller to the related Purchaser in respect of such Capital hereunder prior to the applicable maturity date of any Notes or other instruments or obligations used or incurred by such Purchaser to fund or maintain such Portion of Capital or (ii) any failure by the Seller to borrow, continue or prepay any Portion of Capital on the date specified in any Purchase Notice or Swingline Purchase Notice delivered pursuant to

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Section 1.2(a) or (c) of this Agreement, the amount, if any, by which: (a) the additional Discount related to such Portion of Capital that would have accrued through the maturity date of such Notes or other instruments on the portion thereof for which payments were received from the Seller (or with respect to which the Seller failed to borrow such amounts), exceeds (b) the income, if any, received by such Purchaser from investing the proceeds so received in respect of such Portion of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.
“Yield Reserve Percentage” means, at any time of determination:
1.50 x DSO x (BR + SFR)
        360
where:
BR    =    the Base Rate;
DSO    =    the Days’ Sales Outstanding for the most recently ended calendar month; and
SFR    =    the Servicing Fee Rate.
Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Holdings and its Subsidiaries for the fiscal year ended December 31, 2013. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

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EXHIBIT II
CONDITIONS PRECEDENT TO EFFECTIVENESS AND PURCHASES
a.Conditions Precedent to Initial Purchase. The effectiveness of this Agreement is subject to the condition precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase, each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:
1.Counterparts of this Agreement and the other Transaction Documents executed by the parties thereto.
2.Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators, the Sub-Originators and the Servicer authorizing the execution, delivery and performance by the Seller, such Originator, such Sub-Originator and the Servicer, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the organizational documents of the Seller, each Originator, each Sub-Originator and the Servicer.
3.A certificate of the Secretary or Assistant Secretary of the Seller, the Originators, the Sub-Originators and the Servicer certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator, a Sub-Originator or the Servicer, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator, such Sub-Originator or the Servicer, as the case may be.
4.Proper financing statements to be filed on or promptly after the Closing Date or time-stamped receipt copies of proper financing statements filed prior to the Closing Date, as applicable, under the UCC of all jurisdictions that the Administrator and each Purchaser Agent may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator (on behalf of each Purchaser) contemplated by this Agreement, the Sale Agreement and the Sub-Originator Sale Agreement.
5.Proper financing statements to be filed on or promptly after the Closing Date or time-stamped receipt copies of proper financing statements filed prior to the Closing Date, as applicable, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators, the Sub-Originators or the Seller.
6.Lien Search Results with respect to the Seller, each Originator and each Sub-Originator.
7.Favorable opinions, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance reasonably satisfactory to the Administrator and each

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Purchaser Agent, of counsel for Seller, the Originators, the Sub-Originators and the Servicer, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, organizational and enforceability matters, noncontravention matters and certain bankruptcy matters.
8.A pro forma Monthly Information Package representing the performance of the Receivables Pool for the calendar month before closing and pro forma Weekly Information Package representing the performance of the Receivables Pool for the calendar week before closing.
9.Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the applicable Purchaser Group Fee Letters.
10.Good standing certificates with respect to each of the Seller, the Originators, the Sub-Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person’s organization and principal place of business.
11.Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.
12.Holdings shall own (directly or indirectly) all of the equity interests of the Comdata Originators.
b.Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase), each Swingline Purchase and each Reinvestment shall be subject to the further conditions precedent that:
1.in the case of each Purchase and Swingline Purchase, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and each Purchaser Agent, the most recent Weekly Information Package to reflect the level of the Aggregate Capital and related reserves after such subsequent purchase; and
2.on the date of such Purchase, Swingline Purchase or Reinvestment the following statements shall be true (and acceptance of the proceeds of such Purchase, Swingline Purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):
a)the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such Purchase or Reinvestment as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties aree true and correct as of such earlier date);

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b)no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;
c)after giving effect to any such Purchase, Swingline Purchase or Reinvestment, (A) the Aggregate Capital shall not be greater than the Purchase Limit, (B) the Purchased Interest shall not exceed 100%, and (C) in the case of any Swingline Purchase, (x) the aggregate Swingline Capital will not exceed the Swingline Sub-Limit and (y) the Aggregate Capital will not exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser; and
d)the Facility Termination Date has not occurred.

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EXHIBIT III
REPRESENTATIONS AND WARRANTIES
c.Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:
1.Existence and Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
2.Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any lien (other than liens in favor of the Administrator) on assets of the Seller.
3.Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
4.Accuracy of Information. All information heretofore furnished by the Seller to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
5.Actions, Suits. Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Seller (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

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6.Accuracy of Exhibits; Lock-Box Arrangements.  The names and addresses of all the Collection Account Banks together with the account numbers of the Collection Accounts at such Collection Account Banks and the address of each associated Lock-Box, are specified in Schedule II to this Agreement (or at such other Collection Account Banks and/or with such other Collection Accounts or associated Lock-Boxes as have been notified to the Administrator), and all Collection Accounts are Eligible Collection Accounts or Transition Collection Accounts. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete in all material respects.  The Seller has delivered a copy of all Collection Account Agreements and Interim Collection Account Agreements to the Administrator.  The Seller has not granted any interest in any Collection Account (or any related Lock-Box) to any Person other than the Administrator (or to Comdata Receivables Inc. or the Interim Collection Account Administrative Agent as contemplated by the Interim Collection Account Administration Agreement) and the Administrator (or the Interim Collection Account Administration Agent in the case of Transition Collection Accounts described in clause (i) of the definition thereof) has control (within the meaning of Section 9-104 of the UCC) of the Collection Account (other than the Transition Collection Account described in clause (ii) of the definition thereof) at such Collection Account Bank.
7.No Material Adverse Effect. Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect.
8.Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on Schedule VI of this Agreement. The office where the Seller keeps its (a) records concerning the Receivables other than Comdata Receivables is at 1001 Service Road East, Highway 190, Suite 200, Covington, LA 70433, and (b) records concerning the Comdata Receivables is at 5301 Maryland Way, Brentwood, TN 37027.
9.Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
10.Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.
11.Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator and Sub-Originator with regard to each Receivable originated by such Originator or Sub-Originator.
12.Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “covered fund” under Section 13 of the

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U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, the Seller relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.
13.Anti-Money Laundering/International Trade Law Compliance. No: (i) Covered Entity: (x) is a Sanctioned Person, nor any employees, officers, directors, affiliates, or to its knowledge, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (y) directly, or knowingly indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Applicable Laws of the United States or Applicable Laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (ii) Seller Collateral or Sold Asset is Embargoed Property.
14.Ordinary Course of Business. Each remittance of Collections by or on behalf of the Seller to the Purchasers (or to the Administrator or the Purchaser Agents on their behalf) under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.
15.Taxes.    The Seller has (i) timely filed all material tax returns it is required to file and (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges, which are shown to be due and payable on such returns, other than taxes, assessments and other governmental charges being contested in good faith.
16.Tax Status.     The Seller (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes.
17.The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of FleetCor under GAAP.
d.Representations and Warranties of the Servicer. The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:
1.Existence and Power. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except if failure to have such

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licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
2.Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Servicer or of any judgment, injunction, order or decree or material agreement or other material instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer or any of its Subsidiaries.
3.Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
4.Accuracy of Information. All information heretofore furnished by the Servicer to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Servicer to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
5.Actions, Suits. Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
6.No Material Adverse Effect. Since the date of the financial statements described in Section 2(i) below, there has been no Material Adverse Effect.
7.Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator or Sub-Originator with regard to each Receivable originated by such Originator or Sub-Originator.
8.Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

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9.Financial Information. The balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2013, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of Holdings and its consolidated Subsidiaries as at such date and the results of the operations of Holdings and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.
10.No Sanctions. No: (i) Covered Entity: (x) is a Sanctioned Person, nor any employees, officers, directors, affiliates, or to its knowledge, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; or (y) directly, or knowingly indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Applicable Laws of the United States or Applicable Laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (ii) Sold Asset or Seller Collateral is Embargoed Property.
11.Taxes.    The Servicer has (i) timely filed all material tax returns it is required to file and (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges, which are shown to be due and payable on such returns, other than taxes, assessments and other governmental charges being contested in good faith.
12.Tax Status.    The Servicer shall not take or cause any action to be taken that could result in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association (or a publicly traded partnership) taxable as an association for U.S. federal income tax purposes.
e.Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:
1.The Receivables.
a)Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.
b)Nature of Receivables. The Receivables included in the Receivables Pool constitute either “accounts”, “payment intangibles”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.

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c)Ownership of Receivables. The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim, other than Permitted Encumbrances.
d)Perfection and Related Security. The Seller has caused (and will cause each Originator or Sub-Originator to cause), within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Sub-Originator to Comdata Inc. pursuant to the Sub-Originator Sale Agreement, the sale of the Receivables and Related Security from such Originator to the Seller pursuant to the Sale Agreement and the sale and security interest therein from the Seller to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts,” “general intangibles,” or “tangible chattel paper.”
e)Tangible Chattel Paper. With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will cause the applicable Originator or Sub-Originator to cause), within ten days after the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator.” The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.
2.The Collection Accounts.
a)Nature of Account. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
b)Ownership.  The Seller owns and has good and marketable title to each Collection Account (other than the Transition Collection Accounts) free and clear of any Adverse Claim, other than Permitted Encumbrances.  Comdata Receivables Inc. owns and has good and marketable title to each Transition Collection Account described in clause (i) of the definition thereof free and clear of any Adverse Claim, other than Permitted Encumbrances and the rights and interests of the Interim Collection Account Administrative Agent contemplated by the Interim Collection Account Administration Agreement.  Pacific Pride Services, LLC owns and has good and marketable title to each Transition Collection Account described in clause (ii) of the definition thereof free and clear of any Adverse Claim, other than Permitted Encumbrances.
c)Perfection. The Seller has delivered to the Administrator a fully executed Collection Account Agreement relating to each Collection Account (other than Transition Collection Accounts), pursuant to which each applicable Collection Account Bank,

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respectively, has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Collection Account without further consent by the Seller or the Servicer. The Seller has delivered to the Administrator a fully executed Interim Collection Account Agreement relating to each Transition Collection Account described in clause (i) of the definition thereof, pursuant to which each applicable Collection Account Bank, respectively, has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions originated by the Interim Collection Account Administrative Agent directing the disposition of funds in such Collection Account without further consent by Comdata Receivables Inc.
3.Priority.
a)Other than the transfer of the Receivables to Comdata Inc., the Seller and the Administrator under the Sub-Originator Sale Agreement, the Sale Agreement and this Agreement, respectively, and/or the security interest granted to Comdata Inc., the Seller and the Administrator pursuant to the Sub-Originator Sale Agreement, the Sale Agreement and this Agreement, respectively, none of the Seller, any Originator or any Sub-Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Collection Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated and except for Permitted Encumbrances. None of the Seller, any Originator or any Sub-Originator has authorized the filing of, or is aware of any financing statements against the Seller, such Originator or such Sub-Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Collection Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof (A) by such Originator to the Seller under the Sale Agreement or (B) by such Sub-Originator to Comdata Inc. under the Sub-Originator Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, or (iii) that has been released or terminated.
b)The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, the Servicer, any Originator or any Sub-Originator, other than such judgment, ERISA or tax lien filing that (A) has not been outstanding for greater than 30 days from the earlier of such Person’s knowledge or notice thereof, (B) is less than $250,000 (or, solely with respect to the Seller, $15,325) and (c) does not otherwise give rise to a Termination Event under clause (k) of Exhibit V hereto.
c)The Collection Accounts are not in the name of any Person other than (x) the Seller or the Administrator, (y) with respect to the Transition Collection Accounts described in clause (i) of the definition thereof, Comdata Receivables Inc. and (z) with respect to the Transition Accounts described in clause (ii) of the definition thereof, Pacific Pride Services, LLC. The Transition Collection Accounts described in clause (i)

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of the definition thereof are not in the name of any person other than the Seller, the Administrator, Comdata Receivables Inc. or the Interim Collection Account Administrative Agent. Neither the Seller, Comdata Receivables Inc., Pacific Pride Services, LLC nor the Servicer has consented to any bank maintaining any Collection Account to comply with instructions of any Person other than (x) the Administrator or (y) with respect to Transition Collection Accounts described in clause (i) of the definition thereof, the Interim Collection Account Administrative Agent.
4.Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.
5.No Waiver. To the extent required pursuant to the securitization program of any Conduit Purchaser, the parties to this Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Section; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in this Section, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section.
6.Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest. The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator, any Sub-Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator and each Purchaser Agent.
f.Reaffirmation of Representations and Warranties. On the date of each Purchase and/or Reinvestment hereunder, and on the date each Monthly Information Package, Weekly Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Purchase

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or Reinvestment and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), and (ii) no event has occurred or is continuing, or would result from any such Purchase, which constitutes a Termination Event or an Unmatured Termination Event.

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EXHIBIT IV
COVENANTS
g.Covenants of the Seller. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, or the date all other amounts owed by the Seller under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
1.Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:
a)Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.
b)Monthly Information Packages; Weekly Information Packages. (A) As soon as available and in any event not later the 25th day of each calendar month (or, if such day is not a Business Day, on the following Business Day), a Monthly Information Package as of the most recently completed calendar month; and (B) on each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
c)Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.
2.Notices. The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
a)Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.
b)Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.

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c)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect.
d)Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Encumbrance) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator (or, in the case of Collection Accounts subject to the Interim Collection Account Administration Agreement, Comdata Receivables Inc. or the Interim Collection Account Administrative Agent) shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.
e)ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate.
f)Events under Certain Agreements. The occurrence of an event that would (a) [reserved] or (b) permit the early termination of the BP Card Issuing and Operating Agreement under the terms thereof.
3.Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
4.Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
5.Furnishing of Information and Inspection of Receivables. The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool

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Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided, that Seller shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.
6.Payments on Receivables, Accounts. The Seller will, and will cause each Originator, each Sub-Originator and the Servicer to, at all times instruct all Obligors to deliver (or cause such Obligor to authorize the Servicer or the applicable Originator or Sub-Originator to debit such Obligor’s account and remit on such Obligor’s behalf) payments on the Pool Receivables billed or invoiced after December 14, 2014 to a Collection Account. If any such payments or other Collections are received (including pursuant to the above proviso) by the Seller, an Originator, a Sub-Originator or the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into an Eligible Collection Account. The Seller will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Agreement. The Seller will not permit funds other than (i) Collections on Pool Receivables and other Pool Assets, (ii) Chevron Collections and (iii) FEMA Collections to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Seller will promptly identify such funds for segregation. The Seller will not, and will not permit the Servicer, any Originator, any Sub-Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds (other than Chevron Collections and FEMA Collections). The Seller shall only add, and shall only permit an Originator or Sub-Originator to add, a Collection Account Bank (or any related Lock-Box), or Collection Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Collection Account Agreement and an executed and acknowledged copy of a Collection Account Agreement in form and substance acceptable to the Administrator from any such new Collection Account Bank. The Seller shall only terminate a Collection Account Bank or close a Collection Account (or the related Lock-Box), upon 30 days’ advance notice to the Administrator. Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Documents, upon the occurrence of the Cease Commingling Date:
a)within one Business Day following the deposit of any Chevron Collections into any Collection Account, the Seller shall identify the portion of funds deposited into each Collection Account that represent Chevron Collections;
b)on each Business Day, the Seller shall provide such information with respect to Chevron Collections deposited into each Collection Account as reasonably requested by the Administrator;

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c)the Seller shall instruct the obligor of each Chevron Receivable to cease remitting payments with respect to all Chevron Receivables to any Collection Account and to instead remit payments with respect thereto to any other account or lock-box (other than a Collection Account or any other account owned by the Seller) from time to time identified to such obligor; and
d)that portion of the funds deposited into each Collection representing Chevron Collections shall be transferred to such Persons entitled to such funds as identified by Seller or Servicer.
7.Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Encumbrances) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof; provided, however, that,
a)solely to the extent that BP, on any date, exercises its “Option” (or at any time after February 29, 2016, “Purchase Option”) in accordance with the terms of, and as defined in, the BP Card Issuing and Operating Agreement, to purchase all BP Receivables (and the Related Security with respect thereto), on such date, the Seller shall sell to “New Issuer” (as defined therein) all such BP Receivables (and the Related Security with respect thereto) pursuant to the terms of the BP Card Issuing and Operating Agreement for an amount equal to the full purchase price (as described therein) with respect thereto, at such time, and the Seller shall, and shall cause BP to, pay such purchase price by depositing such amounts to a Collection Account. Upon evidence of receipt and deposit in such Collection Account of the full and complete payment by BP of the purchase price for such BP Receivables (and the Related Security with respect thereto), the Administrator, each Purchaser Agent and each Purchaser agrees (i) automatically and without any further consent or action to release all of their respective right, title and interest in, to and under each such BP Receivable (and the Related Security with respect thereto) which has been sold in accordance with the terms of this clause (g) and (ii) to take such action, or execute and deliver such instruments, at the sole expense of the Seller (including authorizing and filing UCC3 termination statements) as may be reasonably requested by the Seller (or the Servicer on its behalf) in order to release the Administrator’s security interest solely in such BP Receivables (and the Related Security with respect thereto) so sold; and
b)[reserved].
8.Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts

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related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.
9.Change in Business. The Seller will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. The Seller shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
10.Fundamental Changes. The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than FleetCor and thereby cause FleetCor’s percentage of ownership or control of the Seller to be reduced. The Seller shall provide the Administrator and each Purchaser Agent with at least 30 days’ prior written notice before making any change in the Seller’s name or location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
11.Change in Payment Instructions to Obligors. The Seller shall not (and shall cause the Originators and Sub-Originators not to) add to, replace or terminate any of the Collection Accounts (or any related Lock-Box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Collection Account Agreements with respect to such new Collection Accounts (or any related Lock-Box).
12.Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and

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enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Encumbrances, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.
13.Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Member” (as defined in the Seller’s operating agreement).
14.Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii)    Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends.
(iii)    The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(c) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the Seller would be less than the Required Capital Amount, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.
15.Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).
16.Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses

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(including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under this Agreement and under the Purchaser Group Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Note and (iii) other legal and valid corporate purposes.
17.Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than the Required Capital Amount.
18.Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
a)The Seller shall immediately notify the Administrator and each Purchaser in writing upon the occurrence of a Reportable Compliance Event. If at any time any Seller Collateral or Sold Assets becomes Embargoed Property, in addition to all other rights and remedies available to the Purchaser, upon request by the Administrator or any of the Purchasers, the Seller shall provide substitute Seller Collateral or Sold Assets acceptable to the Administrator and the Purchasers that is not Embargoed Property.
b)The Seller shall conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Anti-Corruption Laws.
c)The Seller shall not (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Purchases to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Capital or pay any other Obligations with funds derived from any unlawful activity; (d) permit any Sold Asset or Seller Collateral to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Applicable Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) knowingly cause any Purchaser Party to violate any sanctions administered by OFAC.
19.GEAC Accounting System. Without the express written consent of the Administrator, Seller will not change or otherwise modify (or permit or consent to any change or other modification of) the GEAC accounting system and GEAC accounting codes used in the definition of Comdata Receivable.
20.Credit Risk Retention. The Seller shall cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Purchaser to

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perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.
21.LCR Security. The Seller shall not issue any LCR Security.
22.Commingling. The Seller will, and will cause each Originator to, at all times (i) ensure that for each calendar month, that no more than 3.0% of the aggregate amount of all funds deposited into the Collection Accounts during such calendar month constitute Chevron Collections; provided that on and after the Cease Commingling Date, the Seller shall use commercially reasonable efforts to reduce the aggregate amount of all funds deposited into the Collection Accounts during such calendar month that constitute Chevron Collections to zero and (ii) ensure that for each calendar month, that no more than $2,500,000 of all funds deposited into the Collection Accounts during such calendar month constitute FEMA Collections; provided that if any Termination Event or Unmatured Termination Event shall have occurred and be continuing, upon the request of the Administrator, the Seller shall use commercially reasonable efforts to reduce the aggregate amount of all funds deposited into the Collection Accounts during such calendar month that constitute FEMA Collections to zero.
h.Covenants of the Servicer. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, or the date all other amounts owed by the Seller or the Servicer under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
1.Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Purchaser Agent:
a)Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of Holdings, annual audited financial statements of Holdings and its consolidated subsidiaries certified by independent certified public accountants selected by Holdings but reasonably acceptable to the Administrator and each such Purchaser Agent (without a “going concern” or like qualification or exception), prepared in accordance with generally accepted accounting principles, including consolidated balance sheets as of the end of such period, consolidated statements of income, related profit and loss and reconciliation of surplus statements, and a statement of changes in financial position.
b)Quarterly Reporting. Promptly upon completion and in no event later than 45 days after the close of each financial quarter of Holdings, unaudited financial statements of Holdings certified by a designated financial officer of Holdings prepared in accordance with generally accepted accounting principles, including consolidated balance sheets of Holdings as of the end of such period and related profit and loss and reconciliation of surplus statements.

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c)Compliance Certificates. Together with the annual report required above, a compliance certificate in form and substance reasonably acceptable to the Administrator and each Purchaser Agent signed by its chief financial officer or treasurer solely in their capacities as officers of the Servicer stating that no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof.
d)Monthly Information Packages; Weekly Information Packages. (A) As soon as available and in any event not later than the 25th day of each month (or, if such day is not a Business Day, on the following Business Day), a Monthly Information Package as of the most recently completed calendar month; and (B) on each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
e)Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.
2.Notices. The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
a)Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.
b)Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.
c)Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect.
d)Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Encumbrance) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

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e)Events under Certain Agreements. The occurrence of an event that would (a) [reserved] or (b) permit the early termination of the BP Card Issuing and Operating Agreement under the terms thereof.
3.Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority would reasonably be expected to have a Material Adverse Effect.
4.Compliance with Laws. The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.
5.Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct, a review of its books and records with respect to the Pool Receivables; provided, that Servicer shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.
6.Payments on Receivables, Accounts. The Servicer will at all times instruct all Obligors (or cause such Obligor to authorize the Servicer or the applicable Originator or Sub-Originator to debit such Obligor’s account and remit on such Obligor’s behalf) to deliver payments on the Pool Receivables billed or invoiced after December 14, 2014 to a Collection Account. If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into an Eligible Collection Account. The Servicer will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Agreement. The Servicer will not permit the funds other

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than (i) Collections on Pool Receivables and other Pool Assets, (ii) Chevron Collections and (iii) FEMA Collections to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will promptly identify such funds for segregation. The Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds (other than Chevron Collections and FEMA Collections). The Servicer shall only add a Collection Account Bank (or the related Lock-Box) or Collection Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Collection Account Agreement and an executed and acknowledged copy of a Collection Account Agreement in form and substance acceptable to the Administrator from any such new Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or the related Lock-Box), upon 30 days’ advance notice to the Administrator. Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Documents, upon the occurrence of Cease Commingling Date:
a)within one Business Day following the deposit of any Chevron Collections into any Collection Account, the Servicer shall identify the portion of funds deposited into each Collection Account that represent Chevron Collections;
b)on each Business Day, the Servicer shall provide such information with respect to Chevron Collections deposited into each Collection Account as reasonably requested by the Administrator;
c)the Servicer shall instruct the obligor of each Chevron Receivable to cease remitting payments with respect to all Chevron Receivables to any Collection Account and to instead remit payments with respect thereto to any other account or lock-box (other than a Collection Account or any other account owned by the Servicer) from time to time identified to such obligor; and
d)that portion of the funds deposited into each Collection representing Chevron Collections shall be transferred to such Persons entitled to such funds as identified by Servicer or Servicer.
7.Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
8.Change in Business. The Servicer will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially

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adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. The Servicer shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
9.Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
10.Change in Payment Instructions to Obligors. The Servicer shall not add to, replace or terminate any of the Collection Accounts (or any related Lock-Boxes) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Collection Account Agreements with respect to such new Collection Accounts (or any related Lock-Boxes).
11.Ownership Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Encumbrances, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.
12.Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
a)The Servicer shall immediately notify the Administrator and each Purchaser in writing upon the occurrence of a Reportable Compliance Event. If at any time any Seller Collateral or Sold Assets becomes Embargoed Property, in addition to all other rights and remedies available to the Purchasers, upon request by the Administrator or any of the Purchasers, the Servicer shall provide substitute Seller Collateral or Sold Assets acceptable to the Administrator and the Purchasers that is not Embargoed Property.
b)The Servicer shall, and shall cause its Subsidiaries, the Seller and the Originators to, conduct its business in compliance with all Anti-Corruption Laws and

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maintain policies and procedures designed to ensure compliance with such Anti-Corruption Laws.
c)The Servicer shall not, and shall not permit any of its Subsidiaries or the Seller and the Originators to, (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Purchases to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Capital or pay any other Obligations with funds derived from any unlawful activity; (d) permit any Sold Assets or Seller Collateral to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Applicable Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) knowingly cause any Purchaser Party to violate any sanctions administered by OFAC.
13.Certain Agreements. Without the prior written consent of the Administrator, FleetCor will not amend, modify, waive or supplement any provision of (i) [reserved] or (ii) the BP Card Issuing and Operating Agreement or any document executed and delivered in connection therewith in a manner that adversely affects, directly or indirectly, FleetCor’s rights or remedies or BP’s obligations, as the case may be, under (x) before February 29, 2016, Section 11.5 of the BP Card Issuing and Operating Agreement and (y) on or after February 29, 2016, Sections 3.2.3 or 16.7 of the BP Card Issuing and Operating Agreement.
14.GEAC Accounting System. Without the express written consent of the Administrator, FleetCor will not change or otherwise modify (or permit or consent to any change or other modification of) the GEAC accounting system and GEAC accounting codes used in the definition of Comdata Receivable.
15.Credit Risk Retention. The Servicer shall, and shall cause each Originator to, cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Purchaser to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.
16.Commingling. The Servicer will, and will cause each Originator to, at all times (i) ensure that for each calendar month, that no more than 3.0% of the aggregate amount of all funds deposited into the Collection Accounts during such calendar month constitute Chevron Collections; provided that on and after the Cease Commingling Date, the Servicer shall use commercially reasonable efforts to reduce the aggregate amount of all funds deposited into the Collection Accounts during such calendar month that constitute Chevron Collections to zero and

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(ii) ensure that for each calendar month, that no more than $2,500,000 of all funds deposited into the Collection Accounts during such calendar month constitute FEMA Collections; provided that if any Termination Event or Unmatured Termination Event shall have occurred and be continuing, upon the request of the Administrator, the Servicer shall use commercially reasonable efforts to reduce the aggregate amount of all funds deposited into the Collection Accounts during such calendar month that constitute FEMA Collections to zero.
i.Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from Holdings, FleetCor, the Originators, the Sub-Originators and their respective Affiliates. Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Holdings, FleetCor, any Originator, any Sub-Originator and any other Person, and is not a division of Holdings, FleetCor, any Originator, any Sub-Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:
1.The Seller will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originators or Sub-Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
2.The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of Holdings, FleetCor, any Originator, any Sub-Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;
3.(i) Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of Holdings, FleetCor, Seller or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with Holdings, FleetCor, Seller or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the

743517908 04351262	IV-14

unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. (ii) The operating agreement of the Seller shall provide that: (A) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring the consent of the Independent Director cannot be amended without the prior written consent of the Independent Director;
4.The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Holdings, FleetCor, any Originator, any Sub-Originator or any of their respective Affiliates;
5.The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
6.Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as Holdings, FleetCor or any Originator, any Sub-Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;
7.The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Holdings, FleetCor, any Originator or any Sub-Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be

743517908 04351262	IV-15

allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that FleetCor, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;
8.The Seller’s operating expenses will not be paid by FleetCor, any Originator, any Sub-Originator or any Affiliate thereof;
9.The Seller will have its own separate stationery;
10.The Seller’s books and records will be maintained separately from those of FleetCor, each Originator, each Sub-Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;
11.All financial statements of Holdings, FleetCor, any Originator or any Sub-Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of FleetCor, the Originators, the Sub-Originators or any other Affiliates of FleetCor, the Originators or the Sub-Originators;
12.The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Holdings, FleetCor, the Originators, the Sub-Originators or any Affiliates thereof;
13.The Seller will strictly observe corporate formalities in its dealings with Holdings, FleetCor, the Originators, the Sub-Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of Holdings, FleetCor, the Originators, the Sub-Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Holdings, FleetCor or any Affiliate thereof (other than FleetCor in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Holdings, FleetCor, the Originators, the Sub-Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

743517908 04351262	IV-16

14.The Seller will maintain arm’s-length relationships with Holdings, FleetCor, the Originators, the Sub-Originators (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor FleetCor or any Originator, any Sub-Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, Holdings, FleetCor, the Originators and the Sub-Originators will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;
15.The Seller shall have a separate area from Holdings, FleetCor, each Originator and each Sub-Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and
16.To the extent not already covered in paragraphs (a) through (o) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the Sale Agreement.

743517908 04351262	IV-17

EXHIBIT V
TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
17.(i)    the Seller, FleetCor, any Originator, any Sub-Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for 30 days after the earlier of any such Person’s knowledge or notice thereof or (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for 3 Business Days;
18.FleetCor (or any Affiliate thereof) shall fail to transfer to any successor Servicer, when required, any rights pursuant to this Agreement that FleetCor (or such Affiliate) then has as Servicer;
19.any representation or warranty made or deemed made by the Seller, the Servicer, any Originator, any Sub-Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller, the Servicer, any Originator or any Sub-Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;
20.the Seller or the Servicer shall fail to deliver (i) any Monthly Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for five Business Days after the earlier of such Person’s knowledge or notice thereof or (ii) any Weekly Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two Business Days after the earlier of such Person’s knowledge or notice thereof;
21.this Agreement or any Purchase or Reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;
22.the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or

743517908 04351262	V-1

seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;
23.(i) the (A) Default Ratio shall exceed 2.50%, (B) Delinquency Ratio shall exceed 5.00%, (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 2.00%, (B) the Delinquency Ratio shall exceed 4.00%, or (C) the Dilution Ratio shall exceed 2.00%, or (iii) Days’ Sales Outstanding exceeds 25 days;
24.a Change in Control shall occur;
25.the Purchased Interest shall exceed 100% for two (2) Business Days;
26.(i) the Seller, FleetCor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding under the Credit Facility or that is outstanding in a principal amount of at least $10,000,000 (or, solely with respect to the Seller, $15,325) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement (including, without limitation, the Credit Agreement), mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt or to terminate the commitments of the lenders under such agreement, mortgage, indenture or instrument, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;
27.either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims in an amount in excess of $250,000 (or, solely with respect to the Seller, $15,325) pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Seller, any Originator, any Sub-Originator, FleetCor or any ERISA Affiliate;
28.Holdings or FleetCor shall fail to perform any of its obligations under the Performance Guaranty;

743517908 04351262	V-2

29.the Servicer shall amend, modify, waive or supplement any provision of (i) [reserved] or (ii) the BP Card Issuing and Operating Agreement or any document executed and delivered in connection therewith in a manner that adversely affects, directly or indirectly, Servicer’s rights or remedies, as the case may be, under (x) before February 29, 2016, Section 11.5 of the BP Card Issuing and Operating Agreement and (y) on or after February 29, 2016, Sections 3.2.3 or 16.7 of the BP Card Issuing and Operating Agreement, without the prior written consent of the Administrator; or
30.the Consolidated Leverage Ratio as of the end of any fiscal quarter of FleetCor shall be greater than 4.00 to 1.00; provided that in connection with any Material Acquisition, at FleetCor’s election by written notice to the Administrator prior to the consummation of such Material Acquisition, the foregoing ratio shall be increased to 4.25 to 1.00 for the fiscal quarter of FleetCor in which such Material Acquisition is consummated and for each of the next three (3) consecutive fiscal quarters of FleetCor ending thereafter (such period of increase, a “Leverage Increase Period”); provided, further, that (i) for at least one (1) fiscal quarter of FleetCor ending immediately following each Leverage Increase Period, the Consolidated Leverage Ratio as of the end of such fiscal quarter of FleetCor shall not be greater than 4.00 to 1.00 prior to giving effect to another Leverage Increase Period, and (ii) immediately after the end of a Leverage Increase Period, the maximum Consolidated Leverage Ratio permitted under this clause (n) as of the end of any fiscal quarter of FleetCor shall automatically revert to 4.00 to 1.00.

743517908 04351262	V-3

SCHEDULE I
CREDIT AND COLLECTION POLICY

[To be inserted]

743517908 04351262	Schedule I-1

SCHEDULE II
COLLECTION ACCOUNT BANKS AND LOCK-BOX

Collection Account Banks	Collection Accounts	P.O. Boxes
PNC Bank, National Association	A/C # 10-1927-7629 A/C # 10-1979-9136 A/C #10-2886-60648	P.O. Box 105080 Atlanta, GA 30348-5080 P.O. Box 70887 Charlotte, NC 28272-0887 P.O. Box 536722 Atlanta, GA 30353-6722 P.O. Box 70995 Charlotte, NC 28272-0995 P.O. Box 90997 Charlotte, NC 28272-0997
Regions Bank	A/C # 0136391506 A/C # 0018411568	N/A
Bank of America, N.A.	A/C # 32503-55791 A/C # 100101204865 A/C # 12528-88157	P.O. Box 100647 Atlanta, GA 30384-0647 P.O. Box 500544 St. Louis, MO 63150-0544 P.O. Box 845738 Dallas, TX 75284-5738
The Bank of New York Mellon	A/C # 1311759	P.O. Box 360239 Pittsburgh, PA 15250-6239
Toronto Dominion Bank	A/C # 7301862 A/C # 7304268 A/C # 7305167	N/A
Royal Bank of Canada	A/C # 401874	N/A
Wells Fargo Bank, National Association	A/C # 4539524	N/A

743517908 04351262	Schedule II-1

743517908 04351262	Schedule II-2

SCHEDULE III
TRADE NAMES

None.

743517908 04351262	Schedule III-1

SCHEDULE IV
ACTIONS AND PROCEEDINGS
None.

743517908 04351262	Schedule IV-1

SCHEDULE V
PURCHASER GROUPS AND COMMITMENTS

Purchaser Group of PNC Bank, National Association
Party	Capacity	Commitment
PNC Bank, National Association	Committed Purchaser	$400,833,333.00
PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Commitment
Wells Fargo Bank, National Association	Committed Purchaser	$205,833,333.00
Wells Fargo Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Regions Bank
Party	Capacity	Commitment
Regions Bank	Committed Purchaser	$135,416,667.00
Regions Bank	Purchaser Agent	N/A

Purchaser Group of MUFG Bank, Ltd.
Party	Capacity	Commitment
Victory Receivables Corporation	Conduit Purchaser	N/A
MUFG Bank, Ltd.	Committed Purchaser	$205,833,333.00
MUFG Bank, Ltd.	Purchaser Agent	N/A

Purchaser Group of Mizuho Bank, Ltd.
Party	Capacity	Commitment
Mizuho Bank, Ltd.	Committed Purchaser	$135,416,667.00
Mizuho Bank, Ltd.	Purchaser Agent	N/A

743517908 04351262	Schedule V-1

Purchaser Group of The Toronto-Dominion Bank
Party	Capacity	Commitment
Reliant Trust	Conduit Purchaser	N/A
The Toronto-Dominion Bank	Committed Purchaser	$135,416,667.00
The Toronto-Dominion Bank	Purchaser Agent	N/A

Purchaser Group of The Bank of Nova Scotia
Party	Capacity	Commitment
Liberty Street Funding LLC	Conduit Purchaser	N/A
The Bank of Nova Scotia	Committed Purchaser	$81,250,000.00
The Bank of Nova Scotia	Purchaser Agent	N/A

743517908 04351262	Schedule V-2

SCHEDULE VI
ADDRESSES

FleetCor Funding LLC 3280 Peachtree Road, Suite 2400 Atlanta, GA 30305 Attention: Steven Pisciotta Fax: (985) 809-2519 Email: SPisciotta@fleetcor.com

FleetCor Technologies Operating Company, LLC 3280 Peachtree Road, Suite 2400 Atlanta, GA 30305 Attention: Steven Pisciotta Fax: (985) 809-2519 Email: SPisciotta@fleetcor.com

Purchaser Group of PNC Bank, National Association
Party	Capacity	Address
PNC Bank, National Association	Committed Purchaser, Purchaser Agent and Administrator	The Tower at PNC Plaza 300 Fifth Avenue, 11th Floor Pittsburgh, PA 15222 Attention: Asset Backed Finance Fax: 412.705.1225 Email: ABFAdmin@pnc.com Brian.Stanley@pnc.com

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Address
Wells Fargo Bank, National Association	Committed Purchaser and Purchaser Agent	1100 Abernathy Road Suite 1500 Atlanta, GA 30328 Attention: Eero Maki Fax: 866.972.3558 Email: eero.maki@wellsfargo.com

743517908 04351262	Schedule VI-1

Purchaser Group of Regions Bank
Party	Capacity	Address
Regions Bank	Committed Purchaser and Purchaser Agent	Regions Business Capital 1180 West Peachtree Street NW Suite 1000 Atlanta, GA 30309 Attention: Kathy L. Myers Fax: 404.221.4361 Email: kathy.myers@regions.com

Purchaser Group of MUFG Bank, Ltd.
Party	Capacity	Address
Victory Receivables Corporation	Conduit Purchaser	Victory Receivables Corporation c/o Global Securitization Services, LLC 68 South Service Road, Suite 120 Melville, NY 11747 Attention: David V. DeAngelis Fax: 212.302.8767 Email: ddeangelis@gssnyc.com
MUFG Bank, Ltd.	Committed Purchaser and Purchaser Agent
1251 Avenue of the Americas
12th Floor
New York, NY 10020
Attention: Securitization Group
Fax: 212.782.6448
Email: securitization_reporting@us.mufg.jp
ewilliams@us.mufg.jp
nmounier@us.mufg.jp
rcarmel@us.mufg.jp

Purchaser Group of Mizuho Bank, Ltd.
Party	Capacity	Address
Mizuho Bank, Ltd.	Committed Purchaser and Purchaser Agent	1271 Avenue of the Americas New York, NY 10020 Attention: Raffi Dawson Telephone: 212-282-3526 Facsimile: 212-282-4417 Email: Raffi.Dawson@mizuhogroup.com

743517908 04351262	Schedule VI-2

743517908 04351262	Schedule VI-3

Purchaser Group of Toronto-Dominion Bank
Party	Capacity	Address
Reliant Trust	Conduit Purchaser	Reliant Trust 130 Adelaide Street West 12th Floor Toronto, ON, M5H 3P5
The Toronto-Dominion Bank	Committed Purchaser and Purchaser Agent
The Toronto-Dominion Bank
130 Adelaide Street West
12th Floor
Toronto, ON, M5H 3P5
Attention: ASG Asset Securitization
Email: asgoperations@tdsecurities.com

With a copy to:

Email: Nicolas.Mounier@tdsecurities.com
Monica.Miao@tdsecurities.com

743517908 04351262	Schedule VI-4

Purchaser Group of The Bank of Nova Scotia
Party	Capacity	Address
Liberty Street Funding LLC	Conduit Purchaser
Liberty Street Funding LLC
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attn: Jill A. Russo, Vice President
Tel: 1-212-295-2742
Fax: 1-212-302-8767

With a copy to :

Email: peter.gartland@scotiabank.com

The Bank of Nova Scotia	Committed Purchaser and Purchaser Agent
The Bank of Nova Scotia
40 King Street West, 66th floor,
Toronto, Ontario, Canada M5H 1H1
Attention: Doug Noe
Tel : 1-416-945-4060
Email: doug.noe@scotiabank.com
With a copy to :

Email: peter.gartland@scotiabank.com

743517908 04351262	Schedule VI-5

SCHEDULE VII
LIST OF EXCLUDED OBLIGORS

Excluded Obligor	Excluded Obligor Date

743517908 04351262	Schedule VII

ANNEX A
FORM OF MONTHLY INFORMATION PACKAGE
[--to be inserted--]

743517908 04351262	Annex A-1

ANNEX B-1
[FORM OF] PURCHASE NOTICE
Dated as of ________ __, 20__
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
[Each Purchaser Agent1]
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator (in such capacity, the “Administrator”). Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller hereby requests that the Purchaser’s make a Purchase under the Receivables Purchase Agreement in the aggregate amount of $____________2 on _________ ___, 20__. After giving effect to this Purchase and the resulting increase in the Aggregate Capital, (i) the Purchased Interest will be _____%, (ii) the Aggregate Capital will be $___________ and (iii) the aggregate Swingline Capital will be $___________. Such Purchase shall be funded by the various Purchaser Groups ratably in accordance with their respective Ratable Shares as follows:

Purchaser Group	Ratable Share of Aggregate Purchase
PNC	$____________
Wells	$____________
Regions	$____________
MUFG	$____________

Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:
(i)    the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and
1 Insert names and addresses of each Purchaser Agent
2     Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

743517908 04351262	Annex B-1-1

warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;
(iii)    after giving effect to such Purchase, the Aggregate Capital will not exceed the Purchase Limit, and the Purchased Interest will not exceed 100%; and
(iv)    the Facility Termination Date has not occurred.

743517908 04351262	Annex B-1-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC

By:_____________________________
Name:
Title:

743517908 04351262	Annex B-1-3

ANNEX B-2
[FORM OF] SWINGLINE PURCHASE NOTICE

Dated ______________, 20__
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator (in such capacity, the “Administrator”). Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Swingline Purchase Notice pursuant to Section 1.2(c) of the Receivables Purchase Agreement. Seller hereby requests that the Swingline Purchaser make a Swingline Purchase under the Receivables Purchase Agreement in the aggregate amount of $____________3 on _________ ___, 20__. After giving effect to this Swingline Purchase and the resulting increase in the Aggregate Capital, (i) the Purchased Interest will be _____%, (ii) the Aggregate Capital will be $___________ and (iii) the aggregate Swingline Capital will be $___________.
Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:
(i)    the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;
3     Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

743517908 04351262	Annex B-2-1

(iii)    after giving effect to the Swingline Purchase requested hereby, (A) the Aggregate Capital will not exceed the Purchase Limit, (B) the Purchased Interest will not exceed 100%, (C) the aggregate Swingline Capital will not exceed the Swingline Sub-Limit and (D) the Aggregate Capital will not exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser; and
(iv)    the Facility Termination Date has not occurred.

743517908 04351262	Annex B-2-2

IN WITNESS WHEREOF, the undersigned has caused this Swingline Purchase Notice to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC

By:_____________________________
Name:
Title:

743517908 04351262	Annex B-2-3

ANNEX C
FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [______ __, ____], is among FleetCor Funding LLC (the “Seller”), [________], as a conduit purchaser (the “[_____] Conduit Purchaser”), [________], as a Committed Purchaser (the “[______] Committed Purchaser” and together with the Conduit Purchaser, the “[_____] Purchasers”), and [________], as purchaser agent for the [_____] Purchasers (the “[______] Purchase Agent” and together with the [_____] Purchasers, the “[_______] Purchaser Group”).
BACKGROUND
The Seller, FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator, are parties to a certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended through the date hereof and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.    This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement. The Seller desires [the [_____] Purchasers] [the [______] Committed Purchaser] to [become a Purchaser Group] [increase its existing Commitment] under the Receivables Purchase Agreement, and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [[________] Purchasers] [[__________] Committed Purchaser] agree[s] to [become Purchasers within a Purchaser Group thereunder] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such [______] Committed Purchaser hereto].
The Seller hereby represents and warrants to the [________] Purchasers and the [_________] Purchaser Agent as of the date hereof, as follows:
(i)the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

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(ii)    no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or Unmatured Termination Event; and
(iii)    the Facility Termination Date has not occurred.
    SECTION 2.    Upon execution and delivery of this Agreement by the Seller and each member of the [______] Group, satisfaction of the other conditions with respect to the addition of a Group specified in Section 1.2(f) of the Receivables Purchase Agreement (including the written consent of the Administrator and the Purchaser Agents) and receipt by the Administrator of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement and the “Commitment” with respect to the Committed Purchasers in such Purchaser Group as shall be as set forth under the signature of each such Committed Purchaser hereto] [the [______] Committed Purchaser shall increase its Commitment to the amount set forth as the “Commitment” under the signature of the [______] Committed Purchaser hereto].
SECTION 3.    By executing this Agreement, each of the parties hereto hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Notes or other outstanding senior indebtedness of any Conduit Purchaser have been paid in full, it will not institute or cause or participate in the institution of any Insolvency Proceeding against such Conduit Purchaser, and (ii) until the date that is one year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Insolvency Proceeding against the Seller. This covenant shall survive any termination of the Receivables Purchase Agreement.
SECTION 4.    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). This Agreement may not be amended or supplemented except pursuant to a writing signed be each of the parties hereto and may not be waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.
(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.
FleetCor Funding LLC, as Seller

By:
Name:
Title:

[___________], as a Conduit Purchaser

By:
Name:
Title:
[Address]

[___________], as a Committed Purchaser

By:
Name:
Title:
[Address]
[Commitment]

[_____________], as Purchaser Agent for [_________]

By:
Name:
Title:
[Address]

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Consented to by:
PNC Bank, National Association, as Administrator and as a Purchaser Agent,

By:
Name:
Title:

[______________]4, as a Purchaser Agent,

By:
Name:
Title:
4 Add each Purchaser Agent as a signatory.

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ANNEX D
FORM OF TRANSFER SUPPLEMENT
Dated as of ___________, 20__
Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Discouns (if any) allocable to Capital assigned:	$[_____]
Discount (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.
Effective Date of this Assignment and Acceptance Agreement: [__________] [__], 20[__]
Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 6.3(c) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Purchaser under that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 among FleetCor Funding LLC, as Seller, FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
By executing this Assignment and Acceptance Agreement, the assignee hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Notes or other outstanding senior indebtedness of any Conduit Purchaser have been paid in full, it will not institute or cause or participate in the institution of any Insolvency

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TABLE OF CONTENTS
(continued)
Page

Proceeding against such Conduit Purchaser, and (ii) until the date that is one year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Insolvency Proceeding against the Seller. This covenant shall survive any termination of the Agreement.

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TABLE OF CONTENTS
(continued)
Page

ASSIGNOR:     [_________]
By:
Name:
Title
ASSIGNEE:                         [_________]

By:
Name:
Title:

[Address]

Accepted as of date first above
written:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:
Name:
Title:

FleetCor Funding LLC,
as Seller

By:
Name:
Title:

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ANNEX E
FORM OF WEEKLY INFORMATION PACKAGE
[--to be inserted--]

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ANNEX F-1
[FORM OF] PAYDOWN NOTICE

Dated as of __________ __, 20__
FleetCor Technologies Operating Company, LLC
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305
Attention: Steven Pisciotta

PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
[Each Purchaser Agent5]
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller, FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller will reduce the Aggregate Capital on ____________ ___, 20___6 by $___________. After giving effect to such reduction, the Aggregate Capital will be $___________, and the Purchased Interest will be ____%. Such reduction to the Aggregate Capital shall be allocated to the various Purchaser Groups ratably in accordance with their respective Ratable Shares as follows:

Purchaser Group	Ratable Share of Capital Reduction
PNC	$____________
Wells	$____________
Regions	$____________
MUFG	$____________

IN WITNESS WHEREOF, the undersigned has caused this letter to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC
5 Insert names and addresses of each Purchaser Agent
6    Notice must be given at least one Business Day no later than 2:00 p.m. (New York City time) prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $50,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and at least three Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $50,000,000.
    Annex F-1
737770282 04351262
743517908 04351262

By:_______________________________
Name:
Title:

    Annex F-2
737770282 04351262
743517908 04351262

ANNEX G
FORM OF NO PROCEEDINGS LETTER AGREEMENT
Dated as of [__________] [__], 20[__]

PNC Bank, National Association
[______________]
[______________]
Attn: [______________]
FleetCor Funding LLC
[______________]
[______________]
Attn: [______________]
FleetCor Technologies, Inc.
[______________]
[______________]
Attn: [______________]
FleetCor Technologies Operating Company, LLC
[______________]
[______________]
Attn: [______________]
Re:    No Proceedings Letter Agreement
Ladies and Gentlemen:
Reference is made to (a) the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, supplemented or modified from time to time, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller (the “Seller”), FleetCor Technologies Operating Company, LLC, as initial Servicer (the “Servicer”), the various Purchasers and Purchaser’s agents from time to time party thereto (“Purchasers”), and PNC Bank, National Association, as administrator (the “Administrator”), the transactions contemplated by which constitute a [____________]7 permitted under Section [____]8 of the Credit Agreement described below and (b) the Credit Agreement, dated as of [_________] [__], 2014 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among FleetCor Technologies Operating Company, LLC, as a borrower and a guarantor, FleetCor Technologies, Inc., as parent and a guarantor, certain of their affiliates as guarantors and borrowers, the various lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Creditor Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Receivables Purchase Agreement as in effect on the date of execution thereof.
7 Insert term from Credit Agreement for a permitted receivables financing.
8 Insert appropriate section permitting receivables financing.

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In consideration for the Purchasers’ and the Administrator’s consent to the pledge of the limited liability company interests of the Seller to the Creditor Agent under the Credit Agreement and any security agreement or other transaction documents related thereto, Creditor Agent hereby agrees, solely in its capacity as pledgee of the limited liability company interests of the Seller, that it shall not (i) institute or join any other person or entity in instituting against the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law or (ii) otherwise challenge the existence of the Seller, on the one hand, as an entity separate and distinct from each of the Originators and their respective affiliates, on the other hand, in either case, for one year and a day after the date on which no Capital or Discount in respect of the Purchased Interest under the Receivables Purchase Agreement shall be outstanding and all other amounts payable by any Originator, the Seller or the Servicer to the Purchasers, the Administrator or any other Indemnified Party or Affected Person under the Transaction Documents shall have been paid in full. The agreements contained in this paragraph shall survive termination of the Receivables Purchase Agreement, the Credit Agreement or any documents related thereto.
The agreements in the immediately preceding paragraph shall become effective when this letter shall have been executed and delivered by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of the Creditor Agent, the other secured parties under the Credit Agreement, the Purchasers, the Administrator, each Indemnified Party and Affected Person and each of their respective successors and assigns.
This letter shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.
(continued on the following page)

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Please indicate your agreement with the foregoing by signing (where indicated below).
Very truly yours,
BANK OF AMERICA, N.A.,
as Administrative Agent under the Credit Agreement

     By:
     Name:
Title:
Address: Bank of America, N.A.
[_____________]
[_____________]
[_____________]
Attn: [_____________]

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ACCEPTED AND AGREED TO:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator under the Receivables Purchase Agreement
By:
Name
Title:

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FLEETCOR FUNDING LLC
By:
Name
Title:

FLEETCOR TECHNOLOGIES, INC.
By:
Name
Title:
FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC
By:
Name
Title:

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ANNEX H

Form of Excluded Obligor Request
____________________, 20_____
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley

[Each other Purchaser Agent]
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 10, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller (the “Seller”), FleetCor Technologies Operating Company, LLC, as initial Servicer (the “Servicer”), the various Purchasers and Purchaser’s agents from time to time party thereto (“Purchasers”), and PNC Bank, National Association, as administrator (the “Administrator”), and PNC Capital Markets LLC, as Structuring Agent. Capitalized terms used in this Excluded Obligor Request (this “Request”) and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This Request constitutes an Excluded Obligor Request pursuant to Section 4.7 of the Receivables Purchase Agreement. The Servicer, on behalf of the Seller, desires to designate the Obligor ________________________ as an Excluded Obligor effective as of ________, 20__ (the “Excluded Obligor Date”).
Attached hereto as Exhibit A is a copy of the UCC-3 financing statement amendment that the Servicer proposes to be filed by [the Administrator][the Servicer] on or promptly following the Excluded Obligor Date in connection with this Request.
Each of Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as of the date hereof, and as of the Excluded Obligor Date, as follows:
(i)     the representations and warranties of the Seller and the Servicer contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date of such Request as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;
(ii)    no event has occurred and is continuing, or would result from the proposed designation of such Obligor as an Excluded Obligor, that constitutes a Termination Event or Unmatured Termination Event;
(iii)    after giving effect to such proposed designation of such Obligor as an Excluded Obligor, the Aggregate Capital will not exceed the Purchase Limit, and the Purchased Interest will not exceed 100%; and
(iv)    the Facility Termination Date has not occurred.
[Signature Pages Follow]

Exhibit A
743517450 04351262